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                                                                    EXHIBIT 10.4

                                  CISCO SYSTEMS
                   SYSTEMS INTEGRATOR AGREEMENT-UNITED STATES

This U.S. Systems Integrator Agreement (the "Agreement") by and between Cisco Systems, Inc., ("Cisco") a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and Internetwork Experts, Inc. ("Integrator"), a Texas corporation having its principal place of business at 15960 Midway Road, Suite 101, Addison, Texas 75001 is entered into as of the date last written below ("the Effective Date").

This Agreement consists of this signature page and the following attachments, which are incorporated in this Agreement by this reference:

         1.       Systems Integrator Agreement Terms and Conditions

         2.       EXHIBIT A: Integrator Profile

         3.       EXHIBIT B: Discount Schedule

         4.       EXHIBIT C: Support

         5.       EXHIBIT D: Networked Commerce Attachment

         8.       EXHIBIT F: Special Software License Terms

         9.       EXHIBIT S: Software License Agreement

This Agreement is the complete agreement between the parties hereto concerning the subject matter of this Agreement and replaces any prior oral or written communications between the parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties hereto. Any orders accepted or Products delivered by Cisco after the date this Agreement is signed by Integrator but before the Effective Date, shall upon the Effective Date be deemed covered by the provisions of this Agreement, except for any deviations in price.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

     Internetwork Experts, Inc.           CISCO SYSTEMS, INC. ("CISCO")
------------------------------
("Integrator")

         /s/ Paul Klotz                        /s/ Rick Timmins
------------------------------          ----------------------------------------
Authorized Signature                     Authorized Signature

         Paul Klotz                            Rick Timmins, VP WW Sales/Finance
------------------------------          ----------------------------------------
Name                                    Name

         November 2, 2001                      November 13, 2001
------------------------------          ----------------------------------------
Date                                           Date

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1.0      DEFINITIONS.

         Added Value is the non-Cisco component portion of Integrator's total solution, which Integrator provides to End User. Examples of Added Value are pre- and post-sales network design, configuration, trouble-shooting, and support and the sale of complementary products and services that comprise a significant portion of the total revenues received by Integrator from an End User of Cisco Products. Integrator acknowledges that telesales, catalog sales, and sales over the Internet do not include Added Value if inbound communications from the prospective End User purchaser were prompted by something other than a face-to-face interaction between Integrator's sales representative and such prospective End User. Integrator further acknowledges that providing financing options is not considered Added Value.

         An Approved Source means (a) Cisco or (b) a distributor that is authorized by Cisco to redistribute Products and Services within the Territory to Integrator.

         CCO is Cisco's suite of on-line services and information at http://www.cisco.com.

         Cisco Certified Internetworking Engineer ("CCIE") is the status granted to Integrator employees who successfully complete the then-current CCIE Program offered by Cisco.

         Documentation is user manuals, training materials, Product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to Products and/or Services offered by Cisco, whether distributed in print, electronic, CD-ROM or video format.

         End User is the final purchaser or licensee which has acquired Products or Services for its own internal use and not for resale, remarketing or distribution. An entity which performs stocking, sparing or warehousing activities for third parties or procures Cisco Services or Software for delivery to third parties, is not an End User.

         Hardware is the tangible product made available to Integrator.

         Internal Use is any use of a Product or Service which is outside the definition of Resale provided below.

         Price List is Cisco's published global price list.

         Product means, individually or collectively as appropriate, Hardware, licensed Software, Documentation, developed products, supplies, accessories, and other commodities related to any of the foregoing, listed on the then current Price List.

         Purchase Order is a written or electronic order from Integrator to Cisco for Hardware, Software or support services therefor to be purchased, licensed or provided under this Agreement.

         Resale is any of the following sales or dispositions of a Product or
         Service: (a) transfer of title (or, for Software, a license conferring the right to use the Software, and, for Services, the entitlement to receive such Services) to the End User of such Product or Service; (b) transfer of title (or, for Software, a license conferring the right to use the Software, and, for Services, the entitlement to receive such Services) to a financial intermediary such as a leasing company, even if such leasing company is affiliated with Integrator, where the Product or Service is used by an unaffiliated End User; or (c) retention of title (or, for Software, a license conferring the right to use the Software,

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         and, for Services, the entitlement to receive such Services) by
         Integrator, but only where the Product or Service is deployed (including in connection with hosting, outsourcing or provisioned services offered by Integrator) for the use of End Users who are not affiliated with Integrator and who contract with Integrator for the provision of such services. In no event shall the term Resale include use of a Product or Service for the provision of network services to the general public. The verb "Resell' means to engage in Resale. For Special License Software, the transfer of a license conferring the right to use such Software means a Sublicense.

         Sales Expert is the status that is granted to Integrator employees who successfully complete the then-current Sales Expert training curriculum offered by Cisco.

         Services means any maintenance, or technical support and any other services performed or to be performed by Cisco, asset forth in this Agreement or the Exhibits hereto.

         Software the machine readable (object code) version of the computer programs listed from time to time on the Price List and made available by Cisco for license by Integrator, and any copies, updates to, or upgrades thereof.

         Special License Terms are the terms and conditions set forth on Exhibit F with respect to the Special License Software described therein, or other terms and conditions applicable to other Special License Software to which Integrator may be asked to provide assent, electronically or in writing, prior to Cisco providing such Special License Software to Integrator.

         Special License Software is Software, which is subject to the Special License Terms and the other provisions applicable thereto which are set forth in this Agreement and which shall be made accessible to third parties only by means of a Sublicense.

         Sublicense is a written and signed license between Integrator and its End User(s) for use of and access to Special License Software meeting the requirements set forth in Section 9.0 of this Agreement.

         Territory is those regions or countries identified in Exhibit A.

2.0      SCOPE.

This Agreement sets forth the terms and conditions for Integrator's purchase and/or license of Products and Services during the term of the Agreement. Cisco authorizes Integrator to purchase and/or license Products and Services solely from an Approved Source, and to Resell or internally to use such Products and Services, solely as permitted in this Section 2.0. The provisions of Sections
4.0 through 7.0 of these Terms and Conditions, as well as Exhibit B to this Agreement, shall apply only with respect to Products and Services purchased directly from Cisco. All other provisions shall apply both to Products and Services purchased and/or licensed directly from Cisco and to Products and Services purchased or obtained from another Approved Source.

2.1      Integrator's Internal Use.

         Integrator may purchase and/or license, as the case may be, all Products and Services for its Internal Use in the Territory. For any Products purchased from Cisco for Internal Use, (a) the "Internal Use" discount specified in Exhibit B shall apply, and (b) Exhibit C may prohibit the purchase of particular Services for use by Integrator in connection with Products purchased for

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         Internal Use. In the event Integrator purchases or licenses Products or
         Services for its Internal Use, Integrator shall be deemed to be the End User of such Products.

2.2 Commercial Integration And Resale. Subject to the terms and conditions of this Agreement, Cisco grants Integrator a non-exclusive, nontransferable right to Resell Products and Services directly to End Users in the Territory.

2.3      Added Value.

         2.3.1 Integrator will, in each of its Resales of Cisco Products and Services, Resell such Products and Services with Integrator's Added Value.

         2.3.2 Integrator must at all times during the term of this Agreement, (a) be able to demonstrate products to prospective End Users at End User location; and (b) provide post-sales support.

2.4 Resale Outside the Territory. Integrator agrees not to solicit Product or Service orders, engage salespersons, or establish warehouses or other distribution centers outside of the Territory.

2.5 Sales to End Users. Integrator certifies that, except as set forth in sub-section 2.1, above, it is acquiring the Products and Services solely for, Resale to End Users, in accordance with this Agreement. Integrator will not resell Products or Services to other resellers of Cisco Products or Services, whether or not such Resellers are authorized by Cisco to Resell Products or Services purchased from an Approved Source.

2.6 Redistribution of Software. Subject to and as authorized by the terms applicable to Special License Software in Section 9.0 ct this Agreement, Integrator may sublicense Special License Software to End Users who may have access to and/or control over such Special License Software. Such End Users' right to use Special License Software must be granted via a Sublicense.

2.7      Future Products and Services.

         2.7.1 For any Products and Services included in the Price List, including but not limited to Products and Services which become or have become Cisco Products or Services as a result of an acquisition by Cisco of another entity, Cisco may require Integrator to comply with training requirements (including requirements included in a specialization or Advanced Technology Provider program) prior to allowing Integrator to purchase and/or license Products and Services for Resale, and may require on-going fulfillment of certification requirements to retain the right to purchase, license, Resell or support such Products.

         2.7.2 Cisco reserves the right, during the term of this Agreement, to license and distribute additional items of Software. Such items of Software may be licensed under additional or different policies and license terms, which will be made available to Integrator at the time such items of Software, are provided to Integrator.

2.8      Resale to Government End Users.

         2.8.1 Integrator will not Resell Products or Services to the United States Federal Government either directly or indirectly, or through the General Services Administration ("GSA").

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         2.8.2    Cisco does not accept any government flowdown provisions,
                  including but not limited to, the United States Government Federal Acquisition Regulations ("FARs") and its supplements, Defense FARs, or NASA FARs, whether for Resale or Internal Use, notwithstanding the existence of such provisions on Integrator's Purchase Orders or supplementary documentation or Cisco's acceptance of such Purchase Orders or documentation.

         2.8.3 With respect to GSA, California Multiple Award Schedule ("CMAS"), and other schedule contracts, this Agreement shall not be construed by Integrator as a representation that Cisco will furnish supplies needed by Integrator to fulfill any of Integrator's GSA, CMAS, or similar contract obligations under any schedule contract.

3.0 MULTINATIONAL DEPLOYMENT POLICY. Unless mutually agreed in writing by the parties, Integrator shall procure equipment for deployment outside of the Territory only in accordance with Cisco's then-current multinational deployment policies and procedures.

         http://www.cisco.com/warp/customer/687/cust_service/Multinational/

4.0      PRICES.

         4.1 Prices for Products shall be those specified in Cisco's then-current Price List less the applicable discounts specified in Exhibit B of this Agreement, subject to the transition rules set out in Part 1 of Exhibit B. Prices for Services shall be as stated in Exhibit C. All prices are FOB per the Uniform Commercial Code (for international shipments, Ex Works per INCOTERMS 2000), at Cisco's site, San Jose, California, or other Cisco-designated shipping location. Cisco may change prices for the Products or for Services at any time by issuance of a revised Price List (including via electronic posting) or other announcement of price change.

         4.2 Purchase Orders received before the date of Cisco's announcement of price changes, and those received within thirty (30) days thereafter which specify a delivery date within ninety (90) days of the date of Cisco's announcement, will be invoiced to Integrator without regard to the price change, provided however, price decreases will be effective for all Purchase Orders accepted by Cisco after the date of issuance or announcement of revised prices.

         4.3 Integrator is free to determine its minimum resale prices unilaterally. Integrator understands that neither Cisco nor any employee or representative of Cisco may give any special treatment (favorable or unfavorable) to Integrator as a result of Integrator's selection of minimum resale prices. No employee or representative of Cisco or anyone else has any authority to determine what Integrator's minimum resale prices for the Products or Services must be, or to limit Integrator's pricing discretion with respect to the Products and Services. Cisco may make additional discount available to Integrator with respect to specific Products and Services in return for Integrator's agreement to resell such Products and Services below a particular price. No such agreement shall limit Integrator's ability to sell any such Products or Services for any price below the maximum price identified by Cisco.

         4.4 All stated prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Any taxes related to Products purchased or licensed pursuant to this Agreement shall be paid by Integrator (except for taxes based on Cisco's income) unless Integrator shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.

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5.0      ORDERS.

5.1 Integrator shall purchase or license, as appropriate, Products and Services by issuing a written or electronic Purchase Order signed (or in the case of electronic transmission, sent) by its authorized representative, indicating specific Products and Services; Cisco's product numbers; quantity; unit price; total purchase price; shipping instructions; requested delivery dates; bill-to and ship-to addresses; tax exempt certifications, if applicable; identification of the End User for each Product; and any other special instructions.

5.2 The terms of the Networked Commerce Attachment (Exhibit D) shall apply for any orders submitted electronically, via CCO. No contingencies contained on such Purchase Order will be binding upon Cisco. The terms and conditions of this Agreement prevail regardless of any additional or conflicting terms on the Purchase Order or other correspondence submitted by Integrator to Cisco, and any such additional or conflicting terms are deemed rejected by Cisco unless expressly agreed to in writing.

5.3 All Purchase Orders are subject to approval and acceptance by the Cisco Integrator service order administration office of the Cisco entity, which shall supply the Products and Services. No other office is authorized to accept orders on behalf of Cisco. Cisco shall use commercially reasonable efforts to provide information regarding acceptance or rejection of such orders within ten (10) days from receipt thereof, or within three (3) business days, where orders are placed under CCO.

5.4 Integrator has the right to defer Product shipment for no more than thirty (30) days from the originally scheduled shipping date, provided written notice is received by Cisco at least ten (10) days before the originally scheduled shipping date. Cancelled orders, rescheduled deliveries or Product configuration changes made by Integrator less than ten (10) days before the original shipping date will be subject to
         (a) acceptance by Cisco, and (b) a charge of fifteen percent (15%) of the total invoice amount. Cisco reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment.

5.5 During the term of this Agreement, Cisco may make the Products that are to be supplied outside the United States available for order in and delivery from an alternate central location and/or a Cisco affiliate, if it chooses. In the event that Cisco does so, Integrator will order the Products according to the procedures set forth at the time such ordering or delivery process becomes available. At such time, orders in conformance with Cisco's policies will be shipped according to the availability, pricing, and expedited lead-times described in the procedures.

6.0      SHIPPING AND DELIVERY.

6.1 Shipping dates will be established by Cisco upon acceptance of Purchase Orders from Integrator. Shipping dates will be assigned as close as practicable to the Integrator's requested date based on Cisco's then-current lead times for the Products. Unless, given written instruction by Integrator, Cisco shall select the carrier.

6.2 Shipping terms are FOB Origin per Uniform Commercial Code (for international shipments, Ex Works per INCOTERMS 2000) at Cisco's site, San Jose, California, or other Cisco-designated shipping location, which shall appear on Cisco's order acknowledgement and/or be accessible via CCO.

6.3 Title and risk of loss shall pass from Cisco to Integrator upon delivery to the common carrier or Integrator's representative at the delivery point per the applicable shipping term.

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6.4      Delivery shall be deemed made upon transfer of possession to the carrier.

6.5 Integrator shall be responsible for all freight, handling and insurance charges subsequent to delivery. If Integrator requests delivery of Products to Integrator's forwarding agent or other representative in the country of shipment, Integrator shall assume sole responsibility for compliance with applicable export laws and regulations, including the preparation and filing of shipping documentation necessary for export clearance.

6.6 Cisco shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any delay. Except in accordance with the applicable delivery terms set forth in this Agreement, Cisco shall not have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Cisco.

6.7 All sales are final. Products are provided with written limited warranty statements that set out the terms under which Cisco will, at its option, repair, replace, or refund the purchase price of a defective or damaged product.

7.0      PAYMENT.

         Upon and subject to credit approval by Cisco, payment terms shall be net thirty (30) days from shipping date. All payments shall be made in U.S. currency unless otherwise agreed. If at any time, Integrator is delinquent in the payment of any invoice, or is otherwise in breach of this Agreement, Cisco may, at its discretion, and without prejudice to its other rights, withhold shipment (including partial shipments) of any order or may, at its option, require Integrator to prepay for further shipments. Any sum not paid by Integrator, when due, shall bear interest until paid at a rate of 1.5% per month (18% per annum) or the maximum rate permitted by law, whichever is less. Integrator grants Cisco a security interest in Products and Services purchased or licensed under this Agreement and any proceeds realized by Integrator upon any resale or redistribution of those Products and Services. If requested by Cisco, Integrator agrees to execute any financing statements Cisco may require to perfect this security interest.

8.0      INTEGRATOR OBLIGATIONS.

         In a manner satisfactory to Cisco and at Integrator's sole expense, Integrator agrees to:

8.1 employ competent and aggressive sales, technical support, and maintenance organizations, employees of which shall be full-time direct employees of Integrator who sell, deploy, install, secure acceptance of, and maintain the Products and Services;

8.2 purchase Demonstration/Evaluation Units for each appropriate selling location as mutually agreed to by the parties;

8.3 have a majority of the appropriate Integrator sales and technical support personnel participate in and successfully complete mandatory training course identified by Cisco as well as such additional training courses identified in an initial training plan which shall be mutually agreed to by the parties and implemented within the initial term of this Agreement;

8.4 maintain at least one (1) Cisco trained technical support person per servicing location;

8.5 maintain adequate manpower and facilities to ensure prompt handling of inquiries, orders, and shipments for Products and Services;

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8.6      validate End User network configuration design and associated components, and assist End Users with system design;

8.7 keep Cisco informed as to any problems which involve Products or Services and/or Cisco technologies and require Cisco's support or impact Integrator's ability to deliver service or solutions to the End User, to communicate such problems promptly to Cisco, and to assist Cisco in the resolution of such problems;

8.8      provide non-binding monthly forecasts to Cisco for the subsequent four
         (4) month period, monthly Inventory, and Point of Sale "POS reports and such other information as is required under this Agreement;

8.9 participate in quarterly business meetings with Cisco to review the progress of the relationship and Integrator's achievement as related to commitments such as, but not limited to: volume purchases, training and certification, support, and reporting;

8.10 appoint a relationship manager whose primary responsibility will be to work with the designated Cisco channel sales manager to manage the implementation of the Agreement, act as the focal point for day-to-day channel business issues and problem escalations, and participate in Cisco channel-related activities;

8.11 employ a minimum of one (1) CCIE, and (b) have the relationship manager identified in the preceding sub-section complete Sales Expert training; and

8.12     comply with all requirements set out in Exhibit A.

9.0      PROPRIETARY RIGHTS AND SOFTWARE LICENSING.

9.1 Subject to the terms and conditions of this Agreement, Cisco grants to Integrator a nonexclusive, non-transferable license (a) to use the Software and Documentation for Integrator's Internal Use under the terms of Exhibit S, and, with respect to Special License Software and related Documentation, the Special License Terms, and (b) during the term of this Agreement, to market and Resell the Software (including related Documentation) directly to End Users, solely as permitted by this Section of this Agreement, in the Territory, or, in the case of Special License Software, to grant to End Users Sublicenses to the Special License Software (including related Documentation) subject to the terms and conditions of this Section and the Special License Terms. Any Resale of any item of Software or Documentation to any person or entity, other than Integrator itself that is not an End User, including to any other Cisco Integrator, is expressly prohibited.

9.2 The license granted herein shall be for use of the Software and Documentation in object code format only and solely as provided in Part
         (i) of Exhibit S and, with respect to Special License Software and related Documentation, the Special License Terms. Integrator may not sublicense, to any person or entity, its rights to distribute or sublicense the Software or Documentation.

9.3 Integrator shall provide a copy of the Software License Agreement (inclusive of Parts (i) and (ii)) (a copy of which is attached hereto as Exhibit S) to each End User of the Software prior to installation of the Software.

9.4 For Special License Software (and related Documentation), Cisco grants Integrator the right to grant its End Users a Sublicense to use the Special License Software (and related Documentation)

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         pursuant to these terms and conditions and the Special License Terms.
         Redeployment of these licenses between End Users shall be subject to any restrictions set forth in the applicable Special License Terms. End Users' right to use this Software (and related Documentation) must be granted via a Sublicense.

9.5 Integrator shall notify Cisco promptly of any breach of the Software License Agreement or Special License Terms and further agrees that it will diligently pursue or, at Cisco's request, assist Cisco to diligently pursue, an action against any third parties in breach of the license.

9.6 The Special License Terms contain certain terms, which apply to certain current Special License Software product offerings by Cisco. In the future, Cisco may develop or acquire new Special License Software products, which may be governed by other Special License Terms, or Cisco may change its current terms, which will govern future license purchases by Integrator. With respect to these new Special License Terms, Cisco may require that Integrator acknowledge and accept these new terms prior to purchase by methods chosen by Cisco, including by electronic means.

10.0     LIMITED WARRANTY.

10.1 Cisco Products are provided with written limited warranties. Integrator will pass through to End Users all written limited warranties provided by Cisco with Products purchased by Integrator.

10.2 Notwithstanding any other provision hereof, Cisco's sole and exclusive warranty and obligation with respect to the Products sold hereunder are set forth in Cisco's Limited Warranty Statement delivered with the Product. INTEGRATOR SHALL NOT MAKE ANY WARRANTY COMMITMENT, WHETHER WRITTEN OR ORAL, ON CISCO'S BEHALF. Integrator shall indemnify Cisco for any warranties made in addition to Cisco's standard warranty and for any misrepresentation of Cisco's reputation or Cisco's Products.

10.3 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS WARRANTY, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT, SATISFACTORY QUALITY OR ARISING FROM A COURSE OF DEALING, LAW, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. TO THE EXTENT AN IMPLIED WARRANTY CANNOT BE EXCLUDED, SUCH WARRANTY IS LIMITED IN DURATION TO THE WARRANTY PERIOD. This disclaimer and exclusion shall apply even if the express warranty set forth above fails of its essential purpose. The date of shipment of a Product by Cisco is set forth on the packaging material in which the Product is shipped. Integrator acknowledges that the Internet URL address and the web pages referred to above may be updated by Cisco from time to time; the version in effect at the date of delivery of the Products to the Integrator shall apply.

11.0     TRADEMARK USAGE.

11.1 Cisco grants to Integrator the right to use the name, logo, trademarks, and other marks of Cisco (collectively, the "Marks") for all proper purposes in the sale of Cisco Products and Services to End Users and the performance of Integrator's duties hereunder only so long as this Agreement is in effect. Integrator's use of such Marks shall be in accordance with Cisco's policies including, but not limited to trademark usage and advertising policies, and be subject to Cisco's approval. Integrator agrees not to attach to any Products any trademarks, trade names, logos, or labels other

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         than an aesthetically proper label identifying the Integrator, its location and its relationship to Cisco. Integrator further agrees not to affix any Marks to products other than genuine Products.

11.2 Integrator shall have no claim or right in the Marks, including but not limited to trademarks, service marks, or trade names owned, used or claimed now or which Cisco has authority to grant Integrator the right to use in the future. Integrator shall not make any claim to the Cisco Marks or lodge any filings with respect to such Marks or marks confusingly similar to the Marks, whether on behalf of Cisco or in its own name or interest, without the prior written consent of Cisco. Integrator shall discontinue its use of any Mark promptly upon request of Cisco.

12.0     CONFIDENTIAL INFORMATION.

12.1 Integrator acknowledges that, in the course of selling the Products and Services, and in connection with this Agreement and its relationship with Cisco, Integrator may obtain information relating to the Products and Services, and/or to Cisco, which is of a confidential and proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, trade secrets, know how, inventions, techniques, processes, programs, schematics, Software source documents, data, customer lists, financial information, and sales and marketing plans or information posted on CCO which Integrator knows or has reason to know is confidential, proprietary or trade secret information of Cisco.

12.2 Integrator shall at all times, both during the term of this Agreement and for a period of at least three (3) years after its expiration or termination, keep in trust and confidence all such Confidential Information, and shall not use such Confidential Information other than as expressly authorized by Cisco under this Agreement, nor shall Integrator disclose any such Confidential Information to third parties without Cisco's written consent.

12.3 Integrator further agrees to immediately return to Cisco all Confidential Information (including copies thereof) in Integrator's possession, custody, or control upon termination or expiration of this Agreement at any time and for any reason.

12.4 The obligations of confidentiality set forth herein shall not apply to information which (a) has entered the public domain except where such entry is the result of Integrator's breach of this Agreement; (b) prior to disclosure hereunder was already rightfully in Integrator's possession; or (c) subsequent to disclosure hereunder is obtained by Integrator on a non-confidential basis from a third party who has the right to disclose such information to the Integrator. Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement without the prior written consent of the other party. Any press release or publication regarding this Agreement is subject to prior review and written approval of the parties.

13.0     PATENT AND COPYRIGHT INFRINGEMENT.

13.1 Cisco will have the obligation and right to defend any claim, suit or proceeding brought against Integrator so far as it is based on a claim that any Product supplied hereunder infringes a United States copyright or an existing United States patent issued as of the Effective Date. Cisco's obligation specified in this paragraph will be conditioned on Integrator notifying Cisco promptly in writing of the claim or threat thereof and giving Cisco full and exclusive authority for, and information for and assistance with, the defense and settlement thereof.

13.2 If such claim has occurred, or in Cisco's opinion is likely to occur, Integrator agrees to permit Cisco, at its option and expense, either to: (a) procure for Integrator the right to continue using the

         Product: (b) replace or modify the same so that it becomes non-infringing; or (c) if neither of the foregoing alternatives is reasonably available, immediately terminate Cisco's obligations (and Integrator's rights) under this Agreement with regard to such Product, and, if Integrator returns such Product to Cisco, refund to Integrator the price originally paid by Integrator to Cisco for such Product as depreciated or amortized by an equal annual amount over the lifetime of the Products as established by Cisco.

13.3 Notwithstanding the foregoing, Cisco has no liability for, and Integrator will indemnify Cisco against, any claim based upon: (a) the combination, operation, or use of any Product supplied hereunder with, equipment, devices, or software not supplied by Cisco; (b) services offered or used by Integrator through operation of the Products or revenue received by Integrator from its services; (c) alteration or modification of any Product supplied hereunder; or (d) Cisco's compliance with Integrator's designs, specifications, or instructions.

13.4 Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim, based on Integrator's use of the Products, as shipped, after Cisco has informed Integrator of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions.

13.5 THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO AND ITS SUPPLIERS, AND THE EXCLUSIVE REMEDY OF INTEGRATOR, WITH RESPECT TO INFRINGEMENT OF PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO INTEGRATOR SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS.

14.0     TERM AND TERMINATION.

14.1 This Agreement shall commence on the Effective Date and continue thereafter for a period of one (1) year, unless extended by written agreement of both parties or sooner terminated as set forth below. Without prejudice to either party's right to terminate this Agreement as set forth in Sections 14.2 to 14.5 below. Cisco may, by written notice to Integrator, given at least thirty (30) days prior to the end of the then-current term of the Agreement, extend the term of the Agreement for the period set forth in such notice, up to a maximum of one (1) year beyond the then-current expiration date. Any extension shall be on the same terms and conditions then in force, except as may be mutually agreed in writing by the parties. Notwithstanding Cisco's right to extend the term of this Agreement, each party acknowledges that this Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the duration or renewal of this Agreement beyond those expressly stated herein.

14.2 Either party may at any time terminate this Agreement for convenience, for any reason or no reason, by providing the other party with forty-five (45) days prior written notice of termination.

14.3 Cisco may, upon twenty (20) days written notice, terminate this Agreement in the event (a) there is a change of ownership of Integrator (i.e. entering into a binding agreement for purchase or sale by one person or other entity) of ten percent (10%) or more of Integrator's voting shares or securities, (b) there is an entering into a binding agreement for acquisition or transfer of a controlling interest in Integrator, or (c) there is an entering into a binding agreement for any investment in Integrator by a competitor of Cisco or an investment in a competitor by Integrator.

14.4 This Agreement may at any time be terminated immediately by either party by providing the other party with written notice under any of the following conditions:

         14.4.1 Either party ceases to carry on business as a going concern, either party becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or a receiver or similar officer is appointed with respect to a substantial part of its assets.

         14.4.2 Either party breaches any of the material provisions of this Agreement and fails to remedy such breach within thirty (30) days, after written notification by the other party of such breach.

14.5 Notwithstanding the foregoing, this Agreement may be terminated immediately by Cisco in the event of Integrator's breach of Section 9.0, "Proprietary Rights and Software Licensing", or Section 12.0, "Confidential Information".

14.6 Unless otherwise agreed in writing by Cisco after the effective date of termination of this Agreement, upon either the expiration of this Agreement or the issuance by either party of notice of termination of this Agreement: (a) Cisco may cease all further deliveries due against existing orders; (b) Cisco may accelerate all outstanding invoices immediately to become due and may require payment by certified or cashier's check; (c) subject to subsection 24.8, "Survival", all rights and licenses of Integrator hereunder shall terminate, including any right to provide or Resell Services, except that Integrator may continue to use Products and Services purchased for Internal Use, and distribute, in accordance with normal business practices and the terms and conditions of this Agreement, Products received from Cisco prior to the date of expiration or termination; and (d) Integrator shall no longer identify itself or hold itself out as being an authorized re-seller of Products except for the limited purpose described in this sentence.

14.7 Upon termination or expiration of this Agreement, Integrator shall immediately return to Cisco all Confidential Information and data (including all copies thereof) then in Integrator's possession or custody or control including, without limitation:

         14.7.1   All technical materials and business plans supplied by Cisco;

         14.7.2   All manuals and agreements covering Products and Services; and

         14.7.3   Any customer or prospect lists provided by Cisco.

14.8 IN THE EVENT OF TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR ANY REASON, INTEGRATOR SHALL HAVE NO RIGHTS TO DAMAGES OR INDEMNIFICATION OF ANY NATURE RELATED TO SUCH TERMINATION OR EXPIRATION (BUT NOT LIMITING ANY CLAIM FOR DAMAGES IT MIGHT HAVE ON ACCOUNT OF CISCO'S BREACH OF THIS AGREEMENT, EVEN IF THE BREACH GAVE RISE TO TERMINATION, SUCH LIABILITY BEING GOVERNED BY AND SUBJECT TO THE LIMITATIONS SET FORTH ELSEWHERE IN THIS AGREEMENT), SPECIFICALLY INCLUDING NO RIGHTS TO DAMAGES OR INDEMNIFICATION FOR COMMERCIAL SEVERANCE PAY, WHETHER BY WAY OF LOSS OF FUTURE REVENUES OR PROFITS, EXPENDITURES FOR PROMOTION OF THE CISCO PRODUCTS, OR OTHER COMMITMENTS IN CONNECTION WITH THE BUSINESS AND GOOD WILL OF INTEGRATOR OR INDEMNITIES FOR ANY TERMINATION OR EXPIRATION OF A BUSINESS RELATIONSHIP.

15.0     SUPPORT.

         Integrator shall provide all warranty support to End Users as required in the provisions of Exhibit C titled "Warranty Service," provided that Integrator may obtain technical assistance from Cisco in connection with its provision of warranty support. In addition, Integrator shall make available all support offerings identified in Exhibit C.

16.0     AUDIT.

         Integrator shall keep full, true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of each Product and Service purchased and deployed, resold, or distributed, including information regarding compliance with Cisco marketing and sales programs, Software usage, and export or transfer. Integrator shall make these records available for audit by Cisco upon fifteen (15) days prior written notice, during regular business hours, at Integrators principal place of business or such other of Integrator's location where Integrator may maintain relevant records.

17.0     USE, EXPORT, RE-EXPORT, & TRANSFER CONTROLS.

         Integrator hereby acknowledges that the Products, Services, and technology or direct products thereof ("Products and Technology"), supplied by Cisco under this Agreement are subject to export controls under the laws and regulations of the United States (US.). Integrator shall comply with such laws and regulations governing use, export, re-export, and transfer of Cisco Products and Technology and will obtain all required U.S. and local authorizations, permits, or licenses. Cisco and Integrator each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents. Integrator agrees to maintain full, true, and accurate records of exports, re-exports, and transfers of the Products and Technology, purchased and deployed or distributed, according to U.S. and local laws for a minimum of 5 years following exportation. Integrator acknowledges that detailed information regarding compliance with U.S. use, export, re-export, and transfer laws may be found at

         http://www.cisco.com/wwl/export/compliance_provision.html.

18.0     FORCE MAJEURE.

         Except for the obligation to pay monies due and owing, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party's reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, actions of governmental entities, riots, war, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused party shall be extended on a day to day basis for the time period equal to the period of the excusable delay.

19.0     PRODUCT CHANGES.

         Modifications which do not affect the compliance of a Product with the terms of this Agreement or which Cisco deems necessary to comply with specifications, changed safety standards or governmental regulations, to make the Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve the Product may be made at any time by Cisco without prior notice to or consent of Integrator and such altered Product shall be deemed fully conforming. Cisco shall employ commercially reasonable efforts to announce, including by electronic posting, Product discontinuance or changes other than those set forth in the previous sentence at least ninety
         (90) days prior to the effective date of the changes (the "Announcement Period"). Integrator may make a last-time purchased such Products within the Announcement Period.

20.0     COMPLIANCE WITH LAWS.

20.1 Integrator shall obtain all licenses, permits and approvals required by any government, including any recycling or take-back programs applicable to packaging or Products, and shall comply with all applicable laws, rules, policies and procedures including requirements applicable to the use of Products under telecommunications and other laws and regulations, of any government or other competent authority where the Products are to be sold or used (collectively "Applicable Laws").

20.2 Integrator will indemnify and hold harmless Cisco for any violation or alleged violator of any Applicable Laws.

20.3 Integrator hereby represents and warrants that: (a) it shall comply with all Applicable Laws; (b) this Agreement and each of its terms are in full conformance and in compliance with such laws; and (c) it shall not act in any fashion or take any action or permit or authorize any action which will render, Cisco liable for a violation of the U.S. Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Cisco in obtaining or retaining business and (i) it will not violate or cause Cisco to violate such act in connection with the sale or distribution of Cisco Products and/or services; and (ii) if Integrator is a non-governmental entity, it will notify Cisco in writing if any of its owners, partners, principals, and officers are or become during the term of this Agreement officials, officers or representatives of any non-United States government or political party or candidate for political office outside the United States and are responsible for a decision regarding obtaining or retaining business for Cisco Products by such government.

20.4 Integrator shall use its best efforts to regularly and continuously inform Cisco of any requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Products, or Cisco's trade name, trademarks or other commercial, industrial or intellectual property interests, including, but not limited to, certification of the Products from the proper authorities in the Territory.

21.0     LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF CISCO AND ITS SUPPLIERS FOR CLAIMS ARISING UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO THE MONEY PAID BY INTEGRATOR TO CISCO UNDER THIS AGREEMENT DURING THE SIX (6) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

22.0     WAIVER OF CONSEQUENTIAL AND OTHER DAMAGES.

         IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOST REVENUE, LOST PROFITS, OR LOST OR DAMAGED DATA, WHETHER ARISING IN CONTRACT, TORT

         (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN INFORMED OF THE POSSIBILITY THEREOF.

23.0     NOTICES.

         Except where this Agreement provides that notices may be provided by posing on CCO, all notices required or permitted under this Agreement will be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile or electronic mail (in the case of Cisco to "contract-notice@cisco.com", and in the case of Integrator to ____________) (provided that the original document is placed in air mail/air courier or delivered personally, within seven days of the facsimile electronic notice); (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or six (6) days for international mail; or (d) one (1) day after deposit with a commercial express courier specifying next day delivery (or two (2) days for international courier packages specifying 2-day delivery). All communications will be sent to the addresses set forth on the cover sheet of this Agreement or such other address as may be designated by a party by giving written notice to the other party pursuant to this paragraph.

24.0     GENERAL.

24.1 CHOICE OF LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of law, and the State and federal courts of California shall have jurisdiction over any claim arising hereunder. Notwithstanding the foregoing, either party may seek interim injunctive relief in any court of appropriate jurisdiction with respect to any alleged breach of such party's proprietary rights. The parties specifically disclaim the application of the UN Convention on Contracts for the International Sale of Goods to the interpretation or enforcement of this Agreement.

24.2 NO WAIVER. No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of such right or any other right under this Agreement.

24.3 ASSIGNMENT. Neither this Agreement nor any rights under this Agreement, other than the right to receive monies due or to become due, shall be assigned or otherwise transferred by Integrator (by operation of law or otherwise) without the prior written consent of Cisco. Cisco shall have the right to assign all or part of this Agreement without Integrator's approval. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

24.4 SEVERABILITY. In the event that any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either party, as determined by such party in its sole discretion, then the affected party may terminate this Agreement by written notice to the other.

24.5 ATTORNEYS FEES. In any suit or proceeding relating to this Agreement the prevailing party will have the right to recover from the other its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgement. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgement.

24.6 NO AGENCY. This Agreement does not create any agency, partnership, joint venture, or franchise relationship. No employee of either party shall be or become, or shall be deemed to be or become, an employee of the other party by virtue of the existence or implementation of this Agreement. Each party hereto is an independent contractor. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

24.7 URL. Integrator hereby confirms that it has the ability to access, has accessed and has read, the information made available by Cisco at all of the world wide web sites/URLs/addresses/pages referred to anywhere throughout this Agreement (including any of the Exhibits hereto). Integrator acknowledges that Cisco may modify any URL address or terminate the availability of any information at any address without notice to Integrator.

24.8     SURVIVAL. Sections 9.0, 10.0, 12.0, 13.0, 14.0, 16.0, 17.0, 18.0, 20.0,
         21.0, 22.0, 24.0 and the license to use the Software set out in Section 9 and Exhibit S (subject to the termination provisions set forth in Exhibit S shall survive the termination of this Agreement.

24.9 HEADINGS. Headings of sections have been added only for convenience and shall not be deemed part of this agreement.

                                    EXHIBIT A

                               INTEGRATOR PROFILE

INTEGRATOR'S ASSIGNED SALES TERRITORY:

United States, excluding Puerto Rico.

VERTICAL MARKETS ADDRESSED BY INTEGRATOR'S ADDED VALUE:

Service Providers
Enterprise

INTEGRATOR'S ADDED VALUE:

Consulting, Professional Services, Network Design & Implementation, Service Management Systems

INTEGRATOR'S VOLUME REQUIREMENT:

During first twelve (12) months of Agreement, Integrator will purchase at least ten million dollars ($10,000,000) of Cisco Products and Services.

INTEGRATOR'S CERTIFICATION REQUIREMENT:

As of the Effective Date, and throughout the term of this Agreement, Integrator will maintain at least Cisco Silver certification in the Territory.

                                    EXHIBIT B
                                DISCOUNT SCHEDULE

                  CONTENTS

                  PART 1: TRANSITION RULES

                  PART 2: "OLD" DISCOUNT EXHIBIT

                           SUB-PART A: SPECIALIZATION OPTION RULES

                           SUB-PART B: FOCUS OPTION RULES

                           SUB-PART C: DISCOUNT SUMMARY

                  PART 3: "NEW" DISCOUNT EXHIBIT

                            PART 1: TRANSITION RULES

1.       TRANSITION RULES

         A. If the Effective Date of this Agreement is before September 4, 2001, the discount applicable to Integrator's purchases of Products from the Effective Date until March 29, 2002 will be governed by the "Old' Discount Exhibit, Part 2 of this Exhibit
                  B. Beginning April 1,2002, Cisco will apply the "New" Discount Exhibit, Part 3 of this Exhibit B, to Integrators purchases. However, at anytime after September 4, 2001, Integrator may, by written notice to Cisco, elect to have its discount governed instead by the "New" Discount Exhibit by providing written notice to Cisco. Such notice must be provided to: contract_notice_us @ cisco.com.

                  Cisco will notify Integrator within fifteen (15) days following Integrators notice that its election has become effective.

         B. If the Effective Date of this Agreement is on or after September 4, 2001, Integrator shall choose before the Effective Date whether it prefers to purchase under the "Old" Discount Exhibit set out in Part 2 or the "New" Discount Exhibit set out in Part 3. If Integrator chooses the" Old Discount Exhibit, it will be effective through March 29, 2002. Beginning April 1, 2002, Cisco will apply the "New" Discount Exhibit to Integrators purchases. In the event Integrator initially chooses the "Old" Discount Exhibit, Integrator may subsequently communicate its election to transition to the "New" Discount Exhibit at any time prior to April 1, 2002 by providing written notice to Cisco. NOTICE SHALL BE PROVIDED BY E-MAIL TO:

                  CONTRACT_NOTICE_US@ CISCO.COM.

                  Cisco will notify Integrator within fifteen (15) days following Integrators notice that its election has become effective.

                         PART 2: "OLD" DISCOUNT EXHIBIT

SUB-PART A. SPECIALIZATION OPTION

If Integrator selects the Specialization Option, this discount schedule shall apply to all Product purchased from Cisco by Integrator during the time period set out in the Transition Rules provided in Part 1 of this Exhibit B. I.

1.       VOLUME INCENTIVE MATRIX

Discounts will be based on the total annual volume of Products forecasted to be purchased by Integrator (a) from an Approved Source, and (b) for value-added resale and not for Internal Use in accordance with this Agreement. Note that Cisco does not control the pricing that Integrator receives on Products purchased from a Cisco Authorized Distributor.

ACTUAL NET PURCHASE FORECAST            VOLUME INCENTIVE
----------------------------            ----------------
$  1,000,000 to $2,000,000                     +1%
$  2,000,001 to $4,000,000                     +2%
$  4,000,001 to $8,000,000                     +3%
$  8,000,001 to $16,000,000                    +4%
$ 16,000,001 to $32,000,000                    +5%
$ 32,000,001 to $64,000,000                    +6%
$ 64,000,001 to $128,000,000                   +7
$128,000,001 or greater                        +8%

The above discounts are based on Integrator's mutually agreed total volume forecast.

Cisco reserves the right to adjust the volume incentive discount for the second six (6) month period of the initial term and of any subsequent year of the Agreement based on the actual volume of Products purchased for distribution in accordance with this Agreement and delivered during the first six (6) month period of the initial term or subsequent years of the Agreement. Changes in discount level will not be applied retroactively.

2.       CERTIFICATION INCENTIVE

Cisco Premier Certified, Silver Certified and Gold Certified Partner Programs are designed to recognize and reward Partners who achieve the highest expertise in selling, designing, supporting, and servicing Cisco solutions. Certified Partners have completed comprehensive training that ensures a consistently high level of Product knowledge, technical expertise and service capabilities. Cisco will apply two {2) additional discount points for Silver Certification, and three (3) additional discount points for Gold Certification, at such time that all of the requirements for Certification have been completed. Certification points will not be applied retroactively.

3.       SPECIALIZATION INCENTIVE

Cisco will apply two (2) additional discount points per Specialization up to a maximum of four percent (4%), against all purchases made by Integrator, provided however, that all of the requirements for such

Specialization(s) have been completed prior to the placement of the Purchase Order for the Products to which the Specialization discount shall apply. Specialization points will not be applied retroactively.

Information about Specializations can be obtained at:

www.cisco.com/go/specialization

Cisco may change the availability or definition of Specializations. Such changes may adversely impact the availability of a particular Specialization to Integrator. Any such changes shall not affect this Agreement during the balance of the initial term.

4.       IC/POS

Integrator will submit IC (Internet Commerce)/POS (Point of Sale) information to Cisco electronically, at time of order. "Submitted electronically" means (a) Integrator uses IC or EDI (Electronic Data Interchange) technology in a format agreed in advance with Cisco to submit orders electronically, and (b) Integrator collects and transmits all required POS information.

POS information must include the following:

         A.       Integrator's Purchase Order number.

         B.       Cisco's Product name and number.

         C. End User (name of business or organization), ship-to and bill-to address (country, state or province (and, in US and Canada only, zip or postal code), phone number.

Cisco shall have the right to verify the IC/POS information provided by Integrator and, upon request, shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information.

5.       FOCUS INCENTIVE

Integrator may qualify for a Focus Incentive of up to four percent (4%); provided however, that the total of any Volume Incentive plus Focus Incentive cannot exceed eight percent (8%). Integrator may select up to two (2) Focus areas (as defined at the website listed below or such other medium of communication as Cisco may elect) during the term of the Agreement and subject to Territory. Focus Incentive applies only to Products which either:

         A. Integrator sells to an End-User located in the in the Territory identified in Exhibit A whose primary business, as classified by the North American Industry Classification System (NAIC) (http://www.ntis.aov/vellowbk/l_nty205.htm), qualifies such primary business as eligible for inclusion in one of Cisco's specified Focus area, or sells to an End User located elsewhere which is deemed by Cisco to qualify in accordance with classification criteria equivalent to those set forth by the NAIC, and such Focus area has been selected as one of Integrator's Focus areas (Focus Incentive applies to all Product on the Purchase Order), or;

         B. are part of a product set that Integrator has selected in accordance with the applicable requirements for Focus Areas as one of Integrator's Focus areas (Focus Incentive applies to only those Products which are included in the product set).

No more than one Focus Incentive may be applied against an individual line item on a Purchase Order, including in the event such Product qualifies for Focus Incentive based upon the End User's primary business and is also part of a selected and qualified Focus area based on product set.

VERTICAL MARKET - U.S.                        DEFINITION
----------------------     -----------------------------------------------------
Energy/Utilities           Companies involved in the extraction and delivery of
                                    oil and gasoline, natural gas electricity,
                                    and/or water

Finance/Insurance          Finance - (Retail & Investment Banking) Companies
                                    that provide financial services, such as all
                                    types of banks, credit institutions and
                                    investment funds.

                           Insurance - Companies providing insurance services.

Federal Government(1)      Entities which are legislative bodies, or
                                    provide/administer civic functions.

Healthcare                 Companies involved in administering medical care.

Retail                     Companies involved in providing goods to retail
                                    companies.

Transportation             Companies providing means of shipment of goods or
                                    people (shipping Companies, airlines
                                    railroads).

(1) Integrator must meet the following criteria before qualifying for Federal Government Focus: Integrator must be Silver or Gold Certified; or Integrator must employ a minimum of one hundred (100) systems engineers dedicated to providing services to the Federal Government.

PRODUCT SET - U.S.                    DEFINITION
------------------   ----------------------------------------------
Multiservice         700, 800, 1700, 2600, 3600, 3800, BPX, IGX

Remote               Access 5200, 5300, 5800, Access Path,(1) 6100,
                     6200, 6400, 6500, CISCO90, UBR, UBR900, SC2200

LAN Switching        C2800, C2900, C2900XL, C3500XL, C4000, C5000,
                     C6000, CSS 11000

(1)      Access Path is comprised of 3640, 5300, AP400, and AP 531 Series
         Products.

Cisco may change the availability or definition of Focus areas. Such changes may adversely impact the availability of a particular Focus area to Integrator. Cisco will provide Integrator with at least thirty (30) days prior written notice of any such changes that adversely affect the availability of Focus discounts to Integrator. Cisco reserves the right to audit End User information to verify the information reported regarding sales made for a specified Focus area. In the event Cisco determines, in its sole discretion, that Integrator has reported sales as being within a Focus area whereas they were not, Cisco may, without prejudice to any other rights under the Agreement, withdraw Focus Incentive points to be applied to any future purchase and reclaim points falsely claimed. Such misrepresentation shall be deemed a material breach of the Agreement.

6.       INTERNAL USE DISCOUNT

Integrator may purchase Products for Internal Use at a discount of twenty-five percent (25%) off of Cisco's then-current list price for such Products.

7.       DEMONSTRATION/EVALUATION/LAB DISCOUNT

To assist Integrator in its sales and marketing efforts, Integrator shall be entitled to a discount of forty-five percent (45%) for its purchases of demonstration, evaluation, and lab equipment. This discount may be applied to a maximum total value of Cisco Products as follows:

   INTEGRATOR'S       MAXIMUM TOTAL VALUE OF CISCO PRODUCTS* INTEGRATOR MAY PURCHASE USING
CERTIFICATION LEVEL              45 PERCENT DEMONSTRATION/EVALUATION/LAB DISCOUNT
-------------------   --------------------------------------------------------------------
Gold                                     $150,000 in any 12-month period.
Silver                                   $100,000 in any 12-month period.
Premier                                  $ 75,000 in any 12-month period.

*Based on purchase price paid by Integrator to Cisco.

Integrator agrees to use such Products solely for demonstration/evaluation (non-production) purposes and any software received with or for such Products may not be distributed further, and software for such Products is licensed to Integrator solely for use for demonstration and evaluation purposes.

8.       NON-VALUE ADDED DISCOUNT

In the event that Cisco determines in its sole discretion that Integrator is selling Cisco Product without significant added value as defined in the Agreement, the total discount for any such opportunity will be reduced to a total of ten percent (10%) off of Cisco's List Price. This remedy is without prejudice to and in addition to all other rights and remedies available to Cisco at law.

9.       POS REPORTING

In the event Integrator does not provide POS information at the time of order entry, Integrator shall prepare such information in an electronic format as specified by Cisco and forward such POS information to Cisco within seven (7) days following the submission of an Order. The information shall include all that which is set forth above under "IC/POS". Cisco shall have the right to verify the information in such reports and shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on request.

Such reports shall be sent to the following e-mail address:
us1_tier_Dos@cisco.com

or such other address as Cisco may specify.

SUB-PART B: FOCUS OPTION

If Integrator selects the Focus Option, this discount schedule shall apply to all Product purchased from Cisco by Integrator during the time period set out in the Transition Rules provided in Part 1 of this Exhibit B.

1.       VOLUME INCENTIVE MATRIX

Discounts will be based on the total annual volume of Products forecasted to be purchased by Integrator (a) from an Approved Source, and (b) for value-added resale and not for Internal Use in accordance with this Agreement. Note that Cisco does not control the pricing that Integrator receives on Products purchased from a Cisco Authorized Distributor.

ACTUAL NET PURCHASE FORECAST         VOLUME INCENTIVE
----------------------------         ----------------
$  1,000,000 to $  2,000,000                +1%
$  2,000,001 to $  4,000,000                +2%
$  4,000,001 to $  8,000,000                +3%
$  8,000,001 to $ 16,000,000                +4%
$ 16,000,001 to $ 32,000,000                +5%
$ 32,000,001 to $ 64,000,000                +6%
$ 64,000,001 to $128,000,000                +7
$128,000,001 or greater                     +8%

The above discounts are based on Integrator's mutually agreed total volume forecast.

Cisco reserves the right to adjust the volume incentive discount for the second six (6) month period of the initial term and of any subsequent year of the Agreement based on the actual volume of Products purchased for distribution in accordance with this Agreement and delivered during the first six (6) month period of the initial term or subsequent years of the Agreement. Changes in discount level will not be applied retroactively.

2.       CERTIFICATION INCENTIVE

Cisco Premier Certified, Silver Certified and Gold Certified Partner Programs are designed to recognize and reward Partners who achieve the highest expertise in selling, designing, supporting, and servicing Cisco solutions. Certified Partners have completed comprehensive training that ensures a consistently high level of Product knowledge, technical expertise and service capabilities. Cisco will apply two (2) or three (3) additional discount points (for Silver or Gold Certification, respectively) at such time that all of the requirements for Certification have been completed. Certification points will not be applied retroactively.

3.       SPECIALiZATION INCENTIVE

Cisco will apply two (2) additional discount points per Specialization up to a maximum of two percent (2%), against all purchases made by Integrator, provided however, that all of the requirements for such Specialization(s) have been completed prior to the placement of the Purchase Order for the Products to which the Specialization discount shall apply. Specialization points will not be applied retroactively.

Cisco may change the availability or definition of Specializations. Such changes may adversely impact the availability of a particular Specialization to Integrator. Any such changes shall not affect this Agreement during the balance of the initial term.

Information about Specializations can be obtained at:

www.cisco.com/go/specialization

4.       IC/POS INCENTIVE

Integrator will submit IC (Internet Commerce)/POS (Point of Sale) information to Cisco electronically, at time of order. "Submitted electronically" means (a) Integrator uses IC or EDI (Electronic Data Interchange) technology in a format agreed in advance with Cisco to submit orders electronically, and (b) Integrator collects and transmits all required POS information.

POS information must include the following:

         A.       Integrator's Purchase Order number.

         B.       Cisco's Product name and number.

         C. End User (name of business or organization), ship-to and bill-to address (country, state or province (and, in US and Canada only, zip or postal code), phone number.

Cisco shall have the right to verify the IC/POS information provided by Integrator and, upon request, shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information.

5.       FOCUS INCENTIVE

Integrator may qualify for a Focus Incentive of up to six percent (6%); provided however, that the total of any Volume Incentive plus Focus Incentive cannot exceed ten percent (10%). Integrator many select up to two (2) Focus areas (as defined at the website listed below or such other medium of communication as Cisco may elect) during the term of the Agreement and subject to Territory. Focus Incentive applies only to Products which either:

         A. Integrator sells to an End-User located in the in the Territory identified in Exhibit A whose primary business, as classified by the North American Industry Classification System (NAIC) (http://www.ntis.gov/yellowbk/1nty205.htm), qualifies such primary business as eligible for inclusion in one of Cisco's specified Focus area, or sells to an End User located elsewhere which is deemed by Cisco to qualify in accordance with classification criteria equivalent to those set forth by the NAIC, and such Focus area has been selected as one of Integrator's Focus areas (Focus Incentive applies to all Product on the Purchase Order); or

         B. are part of a product set that Integrator has selected in accordance with the applicable requirements for Focus Areas as one of Integrator's Focus areas (Focus incentive applies to only those Products which are included in the product set).

No more than one Focus Incentive may be applied against an individual line item on a Purchase Order, including in the event such Product qualifies for Focus Incentive based upon the End User's primary business and is also part of a selected and qualified Focus area based on product set.

VERTICAL MARKET - U.S.                           DEFINITION
---------------------      -----------------------------------------------------
Energy/Utilities           Companies involved in the extraction and delivery of
                             oil and gasoline, natural gas electricity, and/or
                             water

Finance/Insurance          Finance - (Retail & Investment Banking) Companies
                             that provide financial services, such as all types
                             of banks, credit institutions and investment funds.
                           Insurance - Companies providing insurance services.

Federal Government(1)      Entities which are legislative bodies, or
                             provide/administer civic functions.

Healthcare                 Companies involved in administering medical care.

Retail                     Companies involved in providing goods to retail
                             companies.

Transportation             Companies providing means of shipment of goods or
                             people (shipping Companies, airlines railroads).

(1) Integrator must meet the following criteria before qualifying for Federal Government Focus: Integrator must be Silver or Gold Certified; or Integrator must employ a minimum of one hundred (100) systems engineers dedicated to providing services to the Federal Government.

PRODUCT SET - U.S.                      DEFINITION
------------------    ----------------------------------------------
Multiservice          700, 800, 1700, 2600, 3600, 3800, BPX, IGX
Remote                Access 5200, 5300, 5800, Access Path,(1) 6100,
                      6200, 6400, 6500, CISCO90, UBR, UBR900, SC2200

LAN Switching         C2800, C2900, C2900XL, C3500XL, C4000, C5000,
                      C6000, CSS 11000

(1)      Access Path is comprised of 3640, 5300, AP400, and AP 531 Series
         Products.

Cisco may change the availability or definition of Focus areas. Such changes may adversely impact the availability of a particular Focus area to Integrator. Cisco will provide Integrator with at least thirty (30) days prior written notice of any such changes that adversely affect the availability of Focus discounts to Integrator. Cisco reserves the right to audit End User information to verify the information reported regarding sales made for a specified Focus area. In the event Cisco determines, in its sole discretion, that Integrator has reported sales as being within a Focus area whereas they were not, Cisco may, without prejudice to any other rights under the Agreement, withdraw Focus Incentive points to be applied to any future purchase and reclaim points falsely claimed. Such misrepresentation shall be deemed a material breach of the Agreement.

6.       INTERNAL USE DISCOUNT

Integrator may purchase Products for Internal Use at a discount of twenty-five percent (25%) off of Cisco's then-current list price for such Products.

7.       DEMONSTRATION/EVALUATION PRODUCT

To assist Integrator in its sales and marketing efforts, Integrator shall be entitled to a discount of, forty-five percent (45%) for its purchases of demonstration, evaluation, and lab equipment. This discount may be applied to a maximum total value of Cisco Products as follows:

INTEGRATOR'S             MAXIMUM TOTAL VALUE OF CISCO PRODUCTS* INTEGRATOR MAY PURCHASE USING
CERTIFICATION LEVEL      45 PERCENT DEMONSTRATION/EVALUATION/LAB DISCOUNT
-------------------      ---------------------------------------------------------------------
Gold                     $150,000 in any 12-month period.
Silver                   $100,000 in any 12-month period.
Premier                  $75,000 in any 12-month period.

*Based on purchase price paid by Integrator to Cisco.

Integrator agrees to use such Products solely for demonstration/evaluation (non-production) purposes and any software received with or for such Products may not be distributed further, and software for such Products is licensed to Integrator solely for use for demonstration and evaluation purposes.

8.       NON-VALUE ADDED DISCOUNT

In the event that Cisco determines in its sole discretion that Integrator is selling Cisco Product without significant added value as defined in the Agreement, the total discount for any such opportunity will be reduced to a total of ten percent (10%) off of Cisco's List Price. This remedy is without prejudice to and in addition to all other rights and remedies available to Cisco at law.

9.       POS REPORTING

In the event Integrator does not provide POS information at the time of order entry, Integrator shall prepare such information in an electronic format as specified by Cisco and forward such POS information to Cisco within seven (7) days following the submission of an Order. The information shall include all that which is set forth above under "IC/POS". Cisco shall have the right to verify the information in such reports and shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on request.

Such reports shall be sent to the following e-mail address:
usl_tier_Dos8cisco.com

or such other address as Cisco may specify.

                          SUB-PART C. DISCOUNT SUMMARY

OPTION:

         [X]      SPECIALIZATION

         [ ]      FOCUS

BASE DISCOUNT:                                                        26%

VOLUME INCENTIVE:
Volume Achievement
Forecast: $12M                                                         4%

CERTIFICATION INCENTIVE:
Gold   (3%)
Silver (2%)                                                            3%

SPECIALIZATION INCENTIVE:
WAN (2%)                                                             ___%
Security (including Advanced Security and VPNs) (2%)                 ___%
SNA/IP (2%)                                                          ___%
Voice Access (2%)                                                    ___%
Network Management (2%)                                              ___%
Wireless LAN (2%)                                                      2%
Cable (2%)                                                           ___%
IP Telephony (2%)                                                      2%

FOCUS INCENTIVE:

Integrator's Focus Areas:

First Focus Area:  LAN Switching (Vertical Market or Product Set)
Second Focus Area:  Multiservice (Vertical Market or Product Set)
Total Focus Incentive discount points:                                 4%

NOTE: Total of Volume Incentive plus Focus Incentive cannot exceed ten percent (10% for Focus, eight (8%) for Specialization

IC/POS (1%)                                                            1%

TOTAL VALUE ADDED RESALE DISCOUNT - GENERAL (NON FOCUS AREAS):        38%

TOTAL VALUE ADDED RESALE DISCOUNT - RESALES TO FOCUS AREA(s):         42%

SUMMARY OF OTHER DISCOUNTS:
         INTERNAL USE                                                 25%
         DEMONSTRATION/EVALUATION EQUIPMENT                           45%
         NON-VALUE ADDED RESALE                                       10%

                         PART 3: "NEW" DISCOUNT EXHIBIT

1.       CERTIFICATION INCENTIVE

Cisco Premier, Silver and Gold Certified Partner Programs are designed to recognize and reward Partners who achieve the highest expertise in selling, designing, supporting, and servicing Cisco solutions. Certified Partners have completed comprehensive training that ensures a consistently high level of Product knowledge, technical expertise and service capabilities. Integrator's discount will be set based on the certification level Integrator has been awarded at the time it submits a particular purchase order for Products. Attainment of certification levels is governed by the requirements of Cisco's Channel Partner Program. Effective July 2, 2001, these requirements will be changed as part of the new Channel Partner Program. The new and old requirements for each certification level are provided in the URLs identified in the following table:

PROGRAM  VERSION                                   URL
-------  -------  ---------------------------------------------------------------------
Gold     Old      www.cisco.com/warp/public/765/partner_programs/certification/old/gold
                  /requirements.shtml

         New      www.cisco.com/warp/public/765/partner_programs/certification/gold/
                  requirements.shtml

Silver   Old      www.cisco.com/warp/public/765/partner_programs/certification/old/
                  silver/requirements.shtml

         New      www.cisco.com/warp/public/765/partner_programs/certification/silver
                  /requirements.shtml

Premier  Old      www.cisco.com/warp/public/765/partner_programs/certification/old/
                  premier/requirements.shtml

         New      www.cisco.com/warp/public/765/partner_programs/certification/premier
                  /requirements.shtml

Partner must comply with the requirements of a particular Program as outlined in the information provided at the associated URL in order to achieve and retain all program benefits, including any associated increase in discount.

Integrator's participation in a particular certification Program may be subject to additional requirements, including compliance with Program audit requirements. Certification requires the submission of an electronic application. The application and program transition guidelines are available at:

www.cisco.com/go/channelprograms/

Certifications are granted by country, and discount points attributable to certification will be provided based on the country specified in point of sale information provided by Integrator at time of order. Cisco may designate larger geographical areas in which certifications are effective. Such multi-national areas will be identified by Cisco to Integrator at

www.cisco.com/go/channelprograms/

2.       DISCOUNT MATRICES

Discounts for Products will be as follows:

                                    INTEGRATOR'S DISCOUNT (PERCENTAGE OFF OF CISCO'S
INTEGRATOR'S CERTIFICATION LEVEL      THEN-CURRENT GLOBAL PRICE LIST LIST PRICE)
--------------------------------    ------------------------------------------------
Gold                                                         42 percent
Silver                                                       40 percent

Note: Cisco reserves the right to introduce future Product families at different discounts. Cisco will notify Integrator in writing (including by posting on CCO) at least thirty (30) days prior to the introduction of such a new family of Products.

3.       INTERNET COMMERCE/POINT OF SALE REPORTING

Integrator will submit electronically complete Point of Sale information with each of its Resales of Products under this Agreement.

POS information is submitted electronically when Integrator uses IC or EDI (Electronic, Data Interchange) technology in a format agreed in advance with Cisco to submit orders electronically.

POS information must include the following:

         A.       Integrator's Purchase Order number.

         B.       Cisco's Product name and number.

         C. End User (name of business or organization), ship-to and bill-to address (country, state or province (US and Canada only), zip or postal code), phone number.

Cisco shall have the right to verify all POS information provided; Integrator shall provide Cisco with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on Cisco's written request.

In the event Integrator does not provide POS information at the time of order entry, Integrator shall prepare such information in an electronic format as specified by Cisco and forward such POS information to Cisco within seven (7) days following the submission of an Order. The information shall include all that which is set forth above under "IC/POS". Cisco shall have the right to verify the information in such reports and shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on request.

Such reports shall be sent to the following e-mail address:
us1_tier_DosQcisco.com

or such other address as Cisco may specify.

4.       INTERNAL USE DISCOUNT

Integrator may purchase Products for Internal Use at a discount of twenty-five
(25) percent off of Cisco's then current list prices for such Products.

5.       DEMONSTRATION/EVALUATION/LAB PRODUCT DISCOUNT

To assist Integrator in its sales and marketing efforts, Integrator shall be entitled to a discount of forty-five percent (45%) for its purchases of demonstration, evaluation, and lab equipment. This discount may be applied to a maximum total value of Cisco Products as follows:

    INTEGRATOR'S       MAXIMUM TOTAL VALUE OF CISCO PRODUCTS* INTEGRATOR MAY PURCHASE USING
CERTIFICATION LEVEL             45 PERCENT DEMONSTRATION/EVALUATION/LAB DISCOUNT
-------------------    --------------------------------------------------------------------
Gold                                       $150,000 in any 12-month period.
Silver                                     $100,000 in any 12-month period.
Premier                                    $ 75,000 in any 12-month period.

*Based on purchase price paid by Integrator to Cisco.

Integrator agrees to use such Products solely for demonstration/evaluation (non-production) purposes and any software received with or for such Products may not be distributed further, and software for such Products is licensed to Integrator solely for use for demonstration and evaluation purposes.

                                    EXHIBIT C
                                 SUPPORT EXHIBIT
                  [SVC-10012 REV. F (1) RELEASE DATE: 07/19/01]

                       CISCO BRAND SERVICES RESALE EXHIBIT

This Support Exhibit ("Exhibit") supplements the Agreement and all the terms and conditions of the Agreement apply to this Exhibit; provided, that to the extent there is a conflict between the Agreement and this Exhibit, the terms of this Exhibit shall take precedence over the terms and conditions of the Agreement with regard to the subject matter described herein.

1.       DEFINITIONS.

         1.1 "Bug Fix" means an error correction, patch or workaround for the Software which Cisco provides to Distributor.

         1.2 "CCO" means Cisco Connection Online, Cisco's online information web server.

         1.3 "Equipment Schedule" means the approved Cisco-provided list of Product covered under each End User's Support Agreement, where applicable.

         1.4 "First Call" means the initial call made by the End User when requesting assistance with Product.

         1.5 "Other Product" means Product which an End User acquired from sources other than Integrator.

         1.6 "Services" mean the Cisco brand services listed in Attachment 1 which are available for resell to End User.

         1.7 "Support Agreement" means the then-current agreement for the Services.

2. SCOPE The support hereunder is intended for Integrators which do not support End Users under their own brand of service. Integrator, in lieu of providing service directly, will resell Cisco brand Services to be delivered directly by Cisco to the End User as described herein.

3. CISCO RIGHTS AND OBLIGATIONS. For each End User to which Integrator resells Cisco brand services, Cisco will provide, in accordance with the following terms and conditions, Services directly to Integrator's End User as described herein.

         3.1 CCO Access. Cisco will provide an appropriate level of partner access to CCO. This system provides Integrator with technical and general information on Products.

         3.2 Warranty. For the duration of the Cisco warranty period, Cisco will provide Bug Fixes and Hardware replacement service to Integrator as follows:

                  3.2.1    Bug Fixes.

                           3.2.1.1 When required, Cisco will provide new Software to Integrator to correct a problem, or provide a network-bootable Software image, as determined by Cisco.

                           3.2.1.2 Distribution Rights. Cisco grants Integrator the right to distribute Bug Fixes to its End Users provided the End User is currently licensed to use the Software.

                  3.2.2 Hardware Support. Cisco will replace Product in accordance with the warranty terms set forth in the published Product warranty provided with the original Product.

         3.3      Resale of Services.

                  3.3.1 Service Availability. Cisco will make the Services listed in Attachment 1 to this Exhibit available to Integrator to resale to Integrator's End Users. Services are subject to the availability limitations specified in Attachment 1.

                  3.3.2 Resale Options. Cisco provides two means of reselling Cisco brand services to End Users, a partner managed option and a pass through option as described below.

                           3.3.2.1  Partner Managed. Under this option,
                                    Integrator may take the First Call from the End User and may open a case with Cisco on behalf of the End User using End User's Support Agreement number. At all times the End User has the option of calling Cisco directly for support. In addition, Integrator may request email notification whereby Cisco notifies Integrator of End User activity with Cisco.

                           3.3.2.2 Pass Through. Under this option, all interaction is solely between Cisco and the End User. The End User calls and open cases directly with Cisco.

                           3.3.2.3 Option Selection. Integrator must choose either the partner managed or pass through option on the Cisco Support Resale Form (Attachment 2). If Integrator does not select an option, Cisco will assume the pass through option applies.

         3.4 Support Agreements. Support will be provided to End Users pursuant to a Support Agreement between Cisco and End User. The Support Agreements to be used are provided by Cisco. Notwithstanding anything to the contrary, nothing in this Exhibit shall require Cisco to execute a Support Agreement with an End User.

                  3.4.1 Prior to commencing Services for an End User, Cisco must receive the documents specified in Section 4.12 of this Exhibit whereupon Cisco will:

                           3.4.1.1  Validate Product model and serial numbers.

                           3.4.1.2 Confirm by executing and returning the Support Agreement, and providing an Equipment Schedule (excluding charges) and the Support Agreement number to the End User.

                           3.4.1.3 Provide a copy of the Equipment Schedule (including charges) and Support Agreement number to Integrator.

4.       INTEGRATOR RIGHTS AND OBLIGATIONS.

         4.1 Resale of Services. Subject to the terms and conditions of this Exhibit, Integrator is authorized on a non-exclusive basis to resell the Services to End Users, according to the following process:

                  4.1.1 Integrator resells the Services to an End User, providing the End User with a copy of the relevant Support Agreement for review and signature. Integrator may not make any modification(s) to the Support Agreement.

                  4.1.2 Cisco requires the following documents from Integrator prior to commencing Services to End Users:

                           4.1.2.1 Completion and submission of a Resale Form (Attachment 2 to this Exhibit).

                           4.1.2.2 Signed Support Agreement by the End User sent to the following address:

                           Cisco Systems, Inc.
                           Service Business Operations (Contracts)/Customer Advocacy
                           170 West Tasman Drive
                           San Jose, CA 95134

                           4.1.2.3 Valid purchase order for the applicable service price from Integrator.

                           4.1.2.4 Completed Letter of Assurance, a copy of which is provided with the Support Agreement when applicable.

                           4.1.2.5 Integrator's submission of incomplete or incorrect documents, including unauthorized modifications to a Support Agreement, will delay execution and return of the Support Agreement.

                  4.1.3 Renewal of Support Agreements. The End User's Support Agreement will be renewed according to whether the pass through or the partner managed option has been selected by Integrator as follows:

                           4.1.3.1 Partner Managed. Under the partner managed option, Cisco renews the Support Agreement through Integrator. Forty five (45) days prior to renewing the Equipment Schedule to the Support Agreement, Cisco will send a renewal notice to Integrator. Upon receipt of Cisco's notice of renewal of the Equipment Schedule for the End User, Integrator will forward to Cisco either (i) the completed renewal with purchase order or
                                    (ii) notice of cancellation. If renewal or notice of cancellation is not received by Cisco by the renewal date of the Equipment Schedule, Cisco reserves the right to renew directly with the End User.

                           4.1.3.2 Pass Through. Under the pass through option, Cisco will renew all Support Agreements directly with the End User. Integrator is not involved in the renewal of Service delivered through the pass through option.

                  4.1.4    Responsibilities under Partner Managed Option.

                           4.1.4.1 All calls opened by Integrator on behalf of the End User shall be handled and escalated in accordance with the Cisco's Problem Prioritization and Escalation Guideline (Appendix A).

                           4.1.4.2  Equipment Schedule.

                                    4.1.4.2.1 For all Services, Product covered
                                              under an End User's Support
                                              Agreement is listed in the
                                              Equipment Schedule(s).

                                    4.1.4.2.2 Integrator must provide, thirty
                                              (30) days notice of requested
                                              addition(s) to the Equipment
                                              Schedule. In addition, thirty (30)
                                              days notice is required for
                                              Product relocations and service
                                              level/Product configuration
                                              changes, where applicable. For
                                              Product on the Equipment Schedule
                                              which End User has moved to a new
                                              location, Integrator will notify
                                              Cisco in writing (i.e., facsimile,
                                              electronic mail or using CCO).

                                    4.1.4.2.3 The Equipment Schedule may be
                                              revised for new Product, service
                                              level upgrades and Product
                                              configuration changes by
                                              Integrator's purchase order
                                              requesting such revisions and
                                              Cisco's acceptance thereof (based
                                              on availability). For changes,
                                              Cisco will charge the pro-rated
                                              difference from when the change is
                                              requested to the end of the
                                              impacted Equipment Schedule's
                                              term.

         4.2      Warranty Service.

                  4.2.1 Integrator shall provide to its End Users, at no charge, all warranty service for a minimum of the warranty period set forth in the published Product warranty provided with the original Product. Warranty shall commence upon shipment to the End User. Warranty service consists of the following Software and Hardware replacement services:

                           4.2.1.1 Integrator will distribute Bug Fixes to the End User during the warranty period.

                           4.2.1.2 Integrator will meet the replacement obligations as set forth in the then-current published Product warranty applicable to the particular Product sold to the End User.

                  4.2.2 Returns Coordination. For Product returned to Cisco for replacement under warranty, Integrator will comply with the following:

                           4.2.2.1 Coordinate the return of all failed parts, freight and insurance prepaid, to the Cisco designated location. For Product that has been advance replaced pursuant to the Product warranty terms, Integrator shall return failed/defective Product within ten
                                    (10) days of receipt of the
                                    replacement Product; otherwise, Product will be invoiced to Integrator at the then current list price.

                           4.2.2.2  Comply with the following RAM procedure:

                                    4.2.2.2.1    Ensure all Products are
                                                 properly packaged prior to
                                                 being shipped, and will include
                                                 a written description of the
                                                 failure and specification of
                                                 any changes or alterations made
                                                 to the Product. Product
                                                 returned to Cisco will conform
                                                 in quantity and serial number
                                                 to the RMA request.

                                    4.2.2.2.2    Tag each Product returned with
                                                 the RMA transaction number and
                                                 a brief description of the
                                                 problem.

         4.3 Unsupported End User List. Integrator must provide information on all End Users who have purchased Product from Integrator without also purchasing Services. Each quarter, Cisco will provide a report identifying the model types and serial numbers of Product purchased by Integrator for which the following information is required: End User name, address and phone number. Integrator will complete and return this information to Cisco no later than twenty (20) business days from the date the report is provided to Integrator.

5.       PRICE AND PAYMENT TERMS.

         5.1 Discount for Initial Term. For the initial term of the Equipment Schedule(s) to the Support Agreement, the price of Services to Integrator is the then-current service list price less the applicable discount based on Integrator's penetration rate calculated as follows:

                  5.1.1 Determination of Service Penetration Rate. Service penetration rate is calculated by Integrator's total number of Products covered by Cisco brand services (per Attachment 1) as a percentage of the total number of Products purchased over a period of twelve
                           (12) months, starting from fourteen (14) months prior to the Effective Date of the Agreement.

Penetration Rate  Discount
----------------  --------
 0%-35%              10%
36%-55%              15%
56%-74%              20%
75%+                 25%

                  5.1.2 Integrator's resale discount is listed in Appendix B to this Exhibit. Cisco will review Integrator's actual service sales penetration at six month intervals and reserves the right to adjust Integrator's resale discount at the time of review.

                  5.1.3 Integrator must have purchased Product for a minimum of twelve months in order to determine the penetration rate.If Integrator has less than twelve months of Product purchases, Integrator's discount will be ten percent (10%).

                  5.1.4 Integrator's discount on Services shall be determined by calculating the rate of Services penetration solely on Product purchased by Integrator under this Agreement.

         5.2 Upon renewal of the Equipment Schedule(s), the discount will be as follows: Under the partner-managed resale option, the discount shall be the corresponding discount associated with the Penetration Rate. Under the pass through option, Integrator will not receive a discount as Cisco renews directly with End User.

         5.3 The discounts listed above do not apply when Integrator resells Cisco brand services for Other Product. Integrator discount for Other Product shall be fifteen percent (15%).

         5.4      All Services are invoiced annually in advance, payable thirty
                  (30) days from the invoice date in U.S. Dollars unless otherwise agreed to in the Agreement.

         5.5 All prices in the Equipment Schedule(s) are exclusive of any taxes and duties which, if applicable, shall be paid by Integrator. Applicable taxes are billed as a separate item. In addition, the following items will be billed to Integrator: time and material fees and Product list price of replaced Product not returned pursuant to the terms of End User's Support Agreement.

         5.6 This Agreement may be terminated by Cisco and/or Cisco may suspend its performance immediately upon Notice if (i) Integrator does not provide the Unsupported End User List pursuant to Section 4.3 within thirty (30) days after the end of the previous quarter and after Notice from Cisco or (ii) Integrator fails to pay for the Services when due and fails to make such payment within fifteen (15) days after Notice from Cisco of such past due payment. Notwithstanding the above, Cisco shall have the right to seek payment for Services directly from the End User in the event Integrator does not remit payment to Cisco pursuant to the payment terms.

         5.7 Integrator is free to determine its resale prices unilaterally. Integrator understands that neither Cisco, nor any employee or representative of Cisco, may give any special treatment (favorable or unfavorable) to Integrator as a result of integrator's selection of resale prices. No employee or representative of Cisco or anyone else has any authority to specify what Integrator's resale prices for the Services must be, or to inhibit in any way, Integrator's pricing discretion with respect to the Services.

         5.8 Support for Other Product. Integrator may support Other Product under the following conditions: Integrator provides Cisco (i) a request to support Other Product and (ii) a letter from the End User including a request for Service from the Integrator and a list of the Product(s) and serial number(s) to be supported.

6.       GENERAL

         6.1 Entitlement. Integrator acknowledges that an End User is entitled to receive support services only on Product for which Integrator has paid the applicable support fees. Integrator agrees to assist Cisco with enforcement of End User entitlement as necessary.

         6.2 Disclosure of Contract Information. Integrator acknowledges and agrees that in no event shall any of the information contained in this Exhibit or integrator's Agreement number be disclosed to any third party.

         6.3 Representations and Warranties. Integrator shall not make any representations or warranties on behalf of Cisco, except as expressly authorized herein or as expressly authorized by Cisco in writing. Neither Integrator nor Cisco will make any obligation to End Users on behalf of the other, nor commit the resources of the other to End Users.

         6.4 Independent Contractors. The relationship of Cisco and Integrator established by this Exhibit is that of independent contractors, and nothing contained in this Exhibit shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as joint venturers, co-owners or otherwise as participants in a joint or common undertaking,, or (iii) allow Integrator to create or assume any obligation on behalf of Cisco for any purpose whatsoever. All financial obligations associated with Integrators business are the sole responsibility of Integrator. All sales and other agreements between Integrator and its End Users are Integrator's exclusive responsibility and shall have no effect on Integrator's obligations under this Agreement. Integrator shall be solely responsible for, and shall indemnify and hold Cisco free and harmless from, any and all claims, damages or lawsuits (including Cisco's attorneys' fees) arising out of the acts of Integrator, its employees or its agents.

         6.5 Indemnification. Integrator hereby indemnifies and holds Cisco harmless from any claim, loss, damage or expense, including reasonable court costs and attorney's fees, resulting from any claim made by End User against Cisco hereunder under claim of a third party beneficiary or otherwise. This shall not limit Cisco's obligations, subject to the terms and conditions of this Agreement, to provide the Services described herein.

                            ATTACHMENT 1 TO EXHIBIT D
                              SERVICES AVAILABILITY

               Service                                     Availability
--------------------------------------   --------------------------------------------------
SMARTnet 8x5xNext Business Day ("NBD")   Available in the U.S., Canada, Australia, European
                                         Union, Switzerland, Norway

SMARTnet 8x5x4(1)                        Available in the U.S., Canada and Australia

SMARTnet 24x7x4(1)                       Available in the U.S., Canada and Australia

SMARTnet Onsite 8x5xNBD                  Available in the US., Canada and Australia

SMARTnet Onsite 8x5x4(1,2)               Available in the U.S, Canada and Australia

SMARTnet Onsite 24x7x4(1,2)              Available in the U.S., Canada and Australia

Software Application Services ("SAS)     Available in the U.S., Canada, Australia, European
                                         Union, Switzerland, Norway

Software Application Services with Updates
((degree)SASU')

     A CURRENT FIST OF SERVICES IS PROVIDED ABOVE. LIST MAY BE UPDATED FROM
          TIME TO TIME. CURRENT INFORMATION IS AVAILABLE UPON REQUEST.

1. Availability is restricted to within one hundred (100) miles of a parts depot.

2. Availability is restricted to within fifty (50) miles of an authorized service location.

                            ATTACHMENT 2 TO EXHIBIT D
                            CISCO SUPPORT RESALE FORM

This form MUST be completed by Integrator for each order to resell Cisco brand Services to End Users.

Completion of this form will ensure:

-    Integrators receive the appropriate discounts.

-    Integrator's End Users receive the entitled level of service and support.

-    Partner Notification e-mail is setup for Integrator.

STEP 1- Select Resale Option

[ ]  Pass-through Option:       Cisco delivers support, Cisco renews direct with
                                End User.

[ ]  Partner Managed Option:    Cisco delivers support, Integrator manages
                                renewal, Integrator first call optional Partner
                                Notification optional.

STEP 2 -Complete Integrator billing information. (required for both resale options)

INTEGRATOR: Name and Billing Address (as they appear on Purchase Order):
[ ] Same as Sales Order Bill-to

Name:___________________________________________________________________________

Address:________________________________________________________________________

City/State:_____________________________________________________________________

Country:________________________________________________________________________

Postal Code:____________________________________________________________________

Contact/ Phone No.:_____________________________________________________________

Channel Certification Level:____________________________________________________

PARTNER NOTIFICATION E-MAIL ADDRESS OR ALIAS (for Partner Managed Option) Address or Alias: _____________________(i.e. Integrator_TAC@Integrator.com) Required if you would like to receive automatic notification of End User activity with Cisco on this Support Agreement.

Step 3 - Complete End User billing information (required for pass-through option only)

END USE: Name and Billing Address (as they appear on Purchase Order): ? Same as Sales Order Ship-to

Name:___________________________________________________________________________

Address:________________________________________________________________________

City/State:_____________________________________________________________________

Country:________________________________________________________________________

Postal Code:____________________________________________________________________

Contact/Phone No.:______________________________________________________________

STEP 4 - Complete Coverage Type, site details and existing contract information (required for both resale options

End Customer Name:              Product Type:
Str:                            Original Product Purchase Order:
City:                           Serial Number:
State/Postal Code:              End User Existing Support Agreement Number:
ATTN:
Phone/Fax:
Product/Serial No.

                           ADDITIONAL SITES WORKSHEET

End Customer Name:          Product Type:
Str:                        Original Product Purchase Order:
City:                       Serial Number:
State/Postal Code:          End User Existing Support Agreement Number:
ATTN:
Phone/Fax:
Product/Serial No.

End Customer Name:          Product Type:
Str:                        Original Product Purchase Order:
City:                       Serial Number:
State/Postal Code:          End User Existing Support Agreement Number:
ATTN:
Phone/Fax:
Product/Serial No.

End Customer Name:          Product Type:
Str:                        Original Product Purchase Order:
City:                       Serial Number:
State/Postal Code:          End User Existing Support Agreement Number:
ATTN:
Phone/Fax:
Product/Serial No.

[ ] SMARTnet 8x5xNBD        [ ] SMARTnet8x5x4      [ ] SMARTnet24x7x4

End Customer Name:          Product Type:
Str:                        Original Product Purchase Order:
City:                       Serial Number:
State/Postal Code:          End User Existing Support Agreement Number:
ATTN:
Phone/Fax:
Product/Serial No.

                                   APPENDIX A
              CISCO PROBLEM PRIORITIZATION AND ESCALATION GUIDELINE

To ensure that all problems are reported in a standard format, Cisco has established the following problem priority definitions. These definitions will assist Cisco in allocating the appropriate resources to resolve problems. Integrator must assign a priority to all problems submitted to Cisco. PROBLEM PRIORITY DEFINITIONS:

         Priority 1:       An existing network is down or there is a
                           critical impact to the End User's business operation.
                           Cisco, Integrator and End User will commit full-time resources to resolve the situation.

         Priority 2:       Operation of an existing network is severely
                           degraded, or significant aspects of the End Users business operation are being negatively impacted by unacceptable network performance. Cisco, Integrator and End User will commit full-time resources during Standard Business Hours to resolve the situation.

         Priority 3:       Operational performance of the network is impaired
                           while most business operations remain functional.
                           Cisco, Integrator and End User are willing to commit resources during Standard Business Hours to restore service to satisfactory levels.

         Priority 4:       Information or assistance is required on Cisco
                           product capabilities, installation, or configuration.
                           There is clearly little or no impact to the End
                           User's business operation. Cisco, Integrator and End
                           User are willing to provide resources during Standard
                           Business Hours to provide information or assistance as requested.

Cisco encourages Integrator to reference this guide when Integrator-initiated escalation is required. If Integrator does not feel that adequate forward progress or the quality of Cisco service is satisfactory, Cisco encourages Integrator to escalate the problem ownership to the appropriate level of Cisco management by asking for the TAC Duty Manager.

CISCO, ESCALATION GUIDELINE:

Elapsed
 Time          Priority 1                Priority 2                  Priority 3             Priority 4
-------  -----------------------   --------------------------   --------------------    -------------------
         Customer
1-Hour   Engineering Manager

         Technical Support         Customer Engineering
4-Hour   Director                  Manager

         Vice President Customer   Technical Support Director
24-Hour  Advocacy

         President (CEO)           Vice President Customer
48-Hour                            Advocacy

                                                                Customer Engineering

72-Hour                                                         Manager
                                   President (CEO)              Technical Support       Customer
96-Hour                                                         Director                Engineering Manager

Note: Priority 1 problem escalation times are measured in calendar hours 24 hours per day, 7 days per week. Priority 2, 3 and 4 escalation times correspond with Standard Business Hours. The Cisco Manager to which the problem is escalated will take ownership of the problem and provide the Integrator with updates. Cisco recommends that Integrator-initiated escalation begin at the Customer Engineering Manager level and proceed upward using the escalation guideline shown above for reference. This will allow those most closely associated with the support resources to correct any service problems quickly.

ACCESSING TAC:

North America, South America:  +1-800-553-2447 (within the United States)
                               +1-408-526-7209

Europe, Middle East, Africa:   +32-2-778-4242
Asia Pacific:                  +1-800-805-227 (within Australia)
                               +61-2-9935-4107

                                   APPENDIX B

                      CISCO BRAND SERVICES RESALE DISCOUNT

Integrator's discount 25%

                                    EXHIBIT D
                          NETWORKED COMMERCE ATTACHMENT

This Networked Commerce Attachment ("Attachment") supplements the Agreement and all the terms and conditions of the Agreement apply to this Attachment; provided, that to the extent that there is conflict between the Agreement and this Attachment, the terms of this Attachment shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

1. Integrator may enroll in Cisco's Marketplace Internetworking Product Center (the "Program") by returning the form set forth in Attachment 1 indicating the users of Integrator who are authorized to submit electronic orders on behalf of Integrator ("Authorized Users"). Upon execution of the Agreement by Cisco and Integrator, Cisco will entitle those users to submit electronic orders. The Program allows direct Integrators and partners to configure, price, and route orders and then submit them electronically.

2. Integrator agrees that the person using the Program address/password is an Authorized User and has the capacity and authority to place orders for Cisco Products and services on behalf of Integrator, and Program password security is the responsibility of Integrator. Cisco and Integrator agree that an order placed through the Program is the equivalent of a signed purchase order.

3. Integrator shall have the right to change, add or delete Authorized Users upon written notification, with verification of receipt, to Cisco. Cisco agrees to implement such changes, additions or deletions within twenty-four (24) hours of receipt of such written notification.

4. Integrator's participation in the Program may be terminated by Cisco, with or without cause, upon fifteen (15) days written notice to Integrator.

5. Cisco reserves the right to accept or decline any purchase order submitted via the Program.

6. Integrator agrees that a Cisco invoice may be the only documentation provided by Cisco for purchase and payment of Cisco's Products and services ordered via the Program.

7. The parties agree that Cisco shall not be liable for any incidental, consequential or special damages arising from, or as a result of, the electronic transmission of orders or other information even if Cisco has been advised of the possibility of such damages.

8. Integrator agrees to waive any future challenge to the validity and enforceability of any order submitted via the Program on the grounds that it was electronically transmitted and authorized.

9. Integrator is responsible for all costs and charges, including without limitation, phone charges and telecommunications equipment, incurred in order to use the Program.

                                    EXHIBIT D
                                  ATTACHMENT 1
                 NETWORKED COMMERCE AGENTS ENROLLMENT ATTACHMENT
                         INTEGRATOR AUTHORIZED USER FORM

Please indicate the names of the users of Integrator who are authorized to submit electronic orders on behalf of Integrator (i.e. Authorized Users) under the Program. If there are any special circumstances or restrictions that apply to an Authorized User, please indicate in the area provide at the bottom of the page.

NAME (FIRST & LAST)     JOB TITLE      USER ID
------------------      ---------      -------
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______
__________________      _________      _______

Special Instructions/Restrictions:

                                    EXHIBIT F
                              SPECIAL LICENSE TERMS

                 DEFINITIONS APPLICABLE TO ALL SPECIAL LICENSES

         Service Provider means an entity which has acquired Cisco's Products in order to create and provide Network Services to End Users.

         Network Services include the following services: access to the Internet and data transmission and value-added telecommunications services related to such transmission, including managed network services whereby Service Provider manages network elements belonging to or located at the premises of End Users in conjunction with telecommunications services to End Users by Service Provider.

                               CISCO NAM SOFTWARE

1.0      DEFINITIONS

         Central NAM Software means a software system that is configured to handle initial route requests from the Integrator network. Central NAM Software is capable of handling a variety of initial routing requests to completion, and uses scripting logic to return a network label to the Integrator network. This label instructs the network on where to deliver the call. The Central NAM Software also forwards some route requests to dedicated CICM Software.

         Central Site Software means the Software known as the Central NAM Software and CICM Software which must be centrally located at Integrator's site in order to provide call center services to Integrator's End Users.

         CICM Software means the Software known as the Customer Intelligent Contact Management ("CICM") Software which are installed at Integrator's central site, dedicated to a specific End User and connected to Remote Site Software.

         CISCO NAM Software means Software, which Cisco designates as the Network Applications Management ("AM) Software and associated tools and utilities.

         Remote Site Software(s) means that portion of the CISCO NAM Software that must be installed at an End User site in order for such End User to receive call center services from the Integrator or which is installed centrally at Integrator's central site and End User has access to same. Rernote Site Software means the Software known as the CISCO Peripheral Gateway, CISCO Admin Workstation, CISCO Gateway Partitioning and other CISCO Software deployed to a specific Customer and a specific CICM Software instance.

2.0      LICENSE RESTRICTIONS

2.1 If CISCO NAM Software is licensed to a Service Provider by an Integrator, Integrator may grant Service Provider the non-exclusive, non-transferable license to distribute Remote Site Software in the Territory to its End Users subject to these Special License Terms on a temporary basis while Service Provider is providing call center services via the CISCO NAM Software to such End User. Service Provider's license to such End User must be via a Sublicense between Service Provider and End User where this Sublicense meets the requirements set forth in the Agreement to which this Exhibit is attached. Integrator shall ensure that Service Provider is bound and will abide by the Special License Terms for CISCO NAM Software.

2.2 CISCO NAM Software may be used internally in Integrator's organization and may be used as a component of a service offering to third parties.

2.3 Integrator may only distribute and grant access to Remote Site Software via a Sublicense to End Users who may use this Software only during the period where an Integrator is providing call center services to the End User via the Software.

2.4 Once call center services between Integrator and End User have ceased, End User will cease using and return the Remote Site Software to Integrator. Once returned, integrator may redeploy the CICM Software and redeploy Remote Site Software which were dedicated to that former End User to another End User subject to Cisco's then-current redeployment policies and fees.

2.5 If Integrator has purchased Advanced Services Customer Program Licenses, then Integrator may only deploy the total number of Advanced Services Customers listed on the Order. Each Advanced Services Customer must be entered as a customer in the CICM configuration and correspond to an entry in the Customer Definition Table for the CICM instance in which that Customer is defined. Each Advanced Services Customer entry in a Customer Definition Table (Central NAM or CICM Software) must have an Advanced Services Customer Program License.

2.6 If Integrator has purchased a CICM Software license, then Integrator may install a single instance of the CICM application under this license. A CICM instance has an independent CICM database, its own set of Windows NT registry configuration entries, and its own set of TCP/IP service ports for communication with other CICM system components. Each such instance is an independent CICM for purposes of the license grant, whether there is a single CICM instance or multiple CICM instances installed on the underlying hardware.

2.7 The End Users license to use the Software(s) shall terminate by (1) End User's breach of the terms and conditions of the Software License Agreement as modified or (2), if Integrator ceases performing call center services via the Software to End User. Once End Users license terminates, End User shall discontinue using the Software and return any Software in its possession to Integrator.

3.0      REDEPLOYMENT POLICIES AND FEES

3.1 Integrator may only redeploy each CICM Software from supporting one End User to supporting another End User once in each twelve (12) month period with the first such redeployment period beginning upon the shipping date of such Software and ending twelve (12) months thereafter and the second such redeployment period commencing on the expiration of the first such period and so on. The redeployment fees due Cisco as the result of such redeployment shall equal twenty (20%) of the list price of such CICM Software at the time this redeployed Software was first ordered.

3.2 The redeployment fees due Cisco as the result of a redeployment of Remote Site Software from supporting one End User CICM Software instance to another shall equal twenty (20%) of the list price of such Remote Site Software at the time this redeployed Software was first ordered.

3.3 With respect to the redeployment of Remote Site Software, should this software be redeployed by connecting it to a different type of target platform, Cisco will charge Integrator a license conversion fee equal to ten (10%) of the list price of the Software connecting to the new target platform at the time the licenses are converted. Furthermore, should this software be redeployed by connecting it to a new target platform and there is a difference between the list price of the

         Software connecting to the existing platform at the time this Software was first ordered and the list price of the Software connecting to the new target platform at the time of conversion and the list price for the Software connecting to the new target platform is greater, Integrator will pay Cisco the difference between these two prices after applying Integrator's current discount for the Software. No credit will be given to Integrator should the list price for the Software connecting to the new target platform be less than the list price for the Software connecting to the existing platform.

3.4 The redeployment and conversion fees specified herein do not include any charges or expenses for any services Cisco performs at the request of Integrator in relation to the redeployed or converted Software. Redeployment and conversion fees shall be due upon redeployment or conversion as the case may be.

3.5 Should Integrator need to inventory CICM Software and Remote Site Software because same cannot be redeployed immediately, Integrator may take these inventoried items off support; however, to reestablish support for these items, Cisco will charge Integrator a reinstatement fee equal to the support fees not paid that would have been paid, if the Software had been continuously covered by support plus twenty-five
         (25) percent of same.

                               CISCO ICM SOFTWARE

CISCO ICM Software may only be used internally to Integrator's or End User's organization and may not be used as a component of a service offering to third parties; additionally, Integrators may distribute this ICM Software to Service Providers or End Users via a Sublicense for its internal use under the terms and conditions of the Agreement to which this Exhibit is attached.

If customer, whether an Integrator or End User, has purchased an ICM Software license, then such customer may install a single instance of the ICM application under this license. An ICM instance has an independent ICM database, its own set of Windows NT registry configuration entries, and its own set of TCP/IP service ports for communication with other ICM system components. Each such instance is an independent ICM for purposes of the license grant, whether there is a single ICM instance or multiple ICM instances installed on the underlying hardware.

                    CISCO CUSTOMER INTERATION SUITE SOFTWARE

The CISCO Customer Interaction Suite Software may only be used internally to Integrator's or End User's organization and may not be used as a component of a service offering to third parties; additionally, Integrators may distribute this Software to Service Providers or End Users via a Sublicense under the terms and conditions of the Agreement to which this Exhibit is attached.

                                   EXHIBIT S
                     END USER LICENSE AND SOFTWARE WARRANTY

                           SOFTWARE LICENSE AGREEMENT

PLEASE READ THIS SOFTWARE LICENSE CAREFULLY BEFORE DOWNLOADING, INSTALLING OR USING CISCO OR CISCO-SUPPLIED SOFTWARE.

BY DOWNLOADING OR INSTALLING THE SOFTWARE, OR USING THE EQUIPMENT THAT CONTAINS THIS SOFTWARE, YOU ARE CONSENTING TO BE BOUND BY THIS LICENSE. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS LICENSE, THEN (A) DO NOT DOWNLOAD, INSTALL OR USE THE SOFTWARE, AND (B) YOU MAY RETURN THE SOFTWARE FOR A FULL REFUND, OR, IF THE SOFTWARE IS SUPPLIED AS PART OF ANOTHER PRODUCT, YOU MAY RETURN THE ENTIRE PRODUCT FOR A FULL REFUND. YOUR RIGHT TO RETURN AND REFUND EXPIRES 30 DAYS AFTER PURCHASE FROM CISCO OR AN AUTHORIZED CISCO RESELLER, AND APPLIES ONLY IF YOU ARE THE ORIGINAL PURCHASER.

The following terms govern your use of the Software except to the extent a particular program (a) is the subject of a separate written agreement with Cisco or (b) includes a separate "click-on" license agreement as part of the installation and/or download procem To the extent of a conflict between the provisions of the foregoing documents, the order of precedence shall be (1) the written agreement, (2) the click-on agreement, and (3) this Software License.

LICENSE. Subject to the terms and conditions of and except as otherwise provided in this Agreement, Cisco Systems, Inc. or the Cisco Systems, Inc. subsidiary licensing the Software, if sale is not directly by Cisco Systems, Inc. ("Cisco'), and its suppliers grant to Customer ("Customer") a nonexclusive and nontransferable license to use the specific Cisco program modules, feature set(s) or feature(s) for which Customer has paid the required license fees (the "Software"), in object code form only. In addition, the foregoing license shall also be subject to the following limitations, as applicable:

- Unless otherwise expressly provided in the documentation, Customer shall use the Software solely as embedded in, for execution on, or (where the applicable documentation permits installation on non-Cisco equipment) for communication with Cisco equipment owned or leased by Customer;

- Customer's use of the Software shall be limited to use on a single hardware chassis, on a single central processing unit, as applicable, or use on such greater number of chassises or central processing units as Customer may have paid Cisco the required license fee; and

- Customer's use of the Software shall also be limited, as applicable and set forth in Customer's purchase order or in Cisco's product catalog, user documentation, or web site, to a maximum number of (a) seats (i.e. users with access to the installed Software), (b) concurrent users, sessions, ports, and/or issued and outstanding IP addresses, and/or (c) central processing unit cycles or instructions per second. Customer's use of the Software shall also be limited by any other restrictions set forth in Customer's purchase order or in Cisco's product catalog, user documentation or web site for the Software.

NOTE: For evaluation or beta copies for which Cisco does not charge a license fee, the above requirement to pay a license fee does not apply.

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GENERAL LIMITATIONS. Except as otherwise expressly provided under this
Agreement, Customer shall have no right, and Customer specifically agrees not to:

(i) transfer, assign or sublicense its license rights to any other person, or use the Software on unauthorized or secondhand Cisco equipment, and any such attempted transfer, assignment or sublicense shall be void;

(ii) make error corrections to or otherwise modify or adapt the Software or create derivative works based upon the Software, or to permit third parties to do the same; or

(iii) decompile, decrypt, reverse engineer, disassemble or otherwise reduce the Software to human-readable form to gain access to trade secrets or confidential information in the Software.

To the extent required by law, at Customer's request, Cisco shall provide Customer with the interface information needed to achieve interoperability between the Software and another independently created program, on payment of Cisco's applicable fee. Customer shall observe strict obligations of confidentiality with respect to such information.

UPGRADES AND ADDITIONAL COPIES. For purposes of this Agreement, "Software" shall include (and the terms and conditions of this Agreement shall apply to) any upgrades, updates, bug fixes or modified versions (collectively, "Upgrades") or backup copies of the Software licensed or provided to Customer by Cisco or an authorized distributor for which Customer has paid the applicable license fees. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT: (1) CUSTOMER HAS NO LICENSE OR RIGHT TO USE ANY SUCH ADDITIONAL COPIES OR UPGRADES UNLESS CUSTOMER, AT THE TIME OF ACQUIRING SUCH COPY OR UPGRADE, ALREADY HOLDS A VALID LICENSE TO THE ORIGINAL SOFTWARE AND HAS PAID THE APPLICABLE FEE FOR THE UPGRADE; (2) USE OF UPGRADES IS LIMITED TO CISCO EQUIPMENT FOR WHICH CUSTOMER IS THE ORIGINAL END USER PURCHASER OR LESSEE OR WHO OTHERWISE HOLDS A VALID LICENSE TO USE THE SOFTWARE WHICH IS BEING UPGRADED; AND (3) USE OF ADDITIONAL COPIES IS LIMITED TO BACKUP PURPOSES ONLY.

PROPRIETARY NOTICES. Customer agrees to maintain and reproduce all copyright and other proprietary notices on all copies, in any form, of the Software in the same form and manner that such copyright and other proprietary notices are included on the Software. Except as expressly authorized in this Agreement, Customer shall not make any copies or duplicates or any Software without the prior written permission of Cisco. Customer may make such backup copies of the Software as may be necessary for Customer's lawful use, provided Customer affixes to such copies all copyright, confidentiality, and proprietary notices that appear on the original.

PROTECTION OF INFORMATION. Customer agrees that aspects of the Software and associated documentation, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Customer shall not disclose, provide, or otherwise make available such trade secrets or copyrighted material in any form to any third party without the prior written consent of Cisco. Customer shall implement reasonable security measures to protect such trade secrets and copyrighted material. Title to Software and documentation shall remain solely with Cisco.

TERM AND TERMINATION. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. Customer's rights under this License will terminate immediately without notice from Cisco if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software in its possession or control.

CUSTOMER RECORDS. Customer grants to Cisco and its independent accountants the right to examine Customer's books, records and accounts during Customer's normal business hours to verify compliance with this Agreement. In the event such audit discloses non-compliance with this Agreement, Customer shall promptly pay to Cisco the appropriate licensee fees.

EXPORT. Software, including technical data, may be subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

U.S. GOVERNMENT END USERS. The Software and associated software documentation qualify as "commercial items," as that term is defined at 48 CF.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12212 and 48 C.F.R. 227.7202-1 through 227.7202-4, Licensee will provide to Government end user, or, if this Agreement is direct Government end user will acquire, the Software and software documentation with only those rights set forth herein that apply to nongovernmental customers. Use of this Software and software documentation constitutes agreement by the government entity that the computer software and computer software documentation is commercial, and constitutes acceptance of the rights and restrictions herein.

                                LIMITED WARRANTY

Cisco Systems, Inc. or the Cisco Systems, Inc. subsidiary licensing the Software, if sale is not directly by Cisco Systems, Inc. ("Cisco") warrants that commencing from the date of delivery to Customer (but in case of resale by a Cisco reseller, commencing not more than ninety (90) days after original shipment by Cisco), and continuing for a period of the longer of (a) ninety (90) days or (b) the period set forth in the Warranty Card accompanying the Product (if any): (a) the media on which the Software is furnished will be free of defects in materials and workmanship under normal use; and (b) the Software substantially conforms to its published specifications. The date of shipment of a Product by Cisco is set forth on the packaging material in which the Product is shipped. Except for the foregoing, the Software is provided AS IS. This limited warranty extends only to the Customer who is the original licensee. Customer's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco or its service center's option, repair, replacement, or refund of the Software if reported (or, upon request, returned) to the party supplying the Software to Customer, if different than Cisco. In no event does Cisco warrant that the Software is error free or that Customer will be able to operate the Software without problems or interruptions. In addition, due to the continual development of new techniques for intruding upon and attacking networks, Cisco does not warrant that the Software or any equipment, system or network on which the Software is used will be free of vulnerability to intrusion or attack.

RESTRICTIONS. This warranty does not apply if the Product (a) has been altered, except by Cisco, (b) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Cisco, (c) has been subjected to abnormal physical or electrical, stress, misuse, negligence, or accident; or (d) is licensed, for beta, evaluation, testing or demonstration purposes for which Cisco does not receive a payment of purchase price or license fee.

DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS WARRANTY, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, SATISFACTORY QUALITY OR ARISING FROM A COURSE OF DEALING, LAW, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. TO THE EXTENT AN IMPLIED WARRANTY CANNOT BE EXCLUDED, SUCH WARRANTY IS LIMITED IN

DURATION TO THE WARRANTY PERIOD. BECAUSE SOME STATES OR JURISDICTIONS DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM JURISDICTION TO JURISDICTION. This disclaimer and exclusion shall apply even if the express warranty set forth above fails of its essential purpose.

GENERAL TERMS APPLICABLE TO THE LIMITED WARRANTY STATEMENT AND SOFTWARE LICENSE

DISCLAIMER OF LIABILITIES. IN NO EVENT WILL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Cisco's or its suppliers' liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the price paid by Customer. The foregoing limitations shall apply even if the above-stated warranty fails of its essential purpose. BECAUSE SOME STATES OR JURISDICTIONS DO NOT ALLOW LIMITATION OR EXCLUSION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

The Warranty and the Software License shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws, provided that for Customers located in a member state of the European Union, Norway or Switzerland, English law shall apply. The United Nations Convention on the International Sale of Goods shall not apply. If any portion hereof is found to be void or unenforceable, the remaining provisions of the Warranty and the Software License shall remain in full force and effect. Except as expressly provided herein, the Software License constitutes the entire agreement between the parties with respect to the license of the Software and supersedes any conflicting or additional terms contained in the purchase order.

If Customer has entered into a contract directly with Cisco for supply of the Products subject to this warranty, the terms of that contract shall supersede any terms of this Warranty or the Warranty Card, or the Software License, which are inconsistent with that contract. Customer acknowledges that: the Internet URL address and the web pages referred to in this document may be updated by Cisco from time to time; the version in effect at the date of delivery of the Products to the Customer shall apply.

              STANDARD SALES AGREEMENT SUMMARY FORM/NON-NEGOTIATED

Company Name/Address: Internetwork Experts, Inc.
                      15960 Midway Road, Suite 101
                      Addison, Texas  75001
                      Attn: Gary Derheim
                      (469) 791-4800

[X] No terms require compliance

Contract Type: [X] SI          [ ]  SP           [ ] SP Telco
               [ ] Dist        [ ]  VPA          [ ] Gov't
               [ ] ICSG        [ ]  LOI/LOA/MOU
               [ ] Affiliate                     [ ] Other

SI Agreement renewal the Dual Discount exhibit.

Payment Currency:

[ ] LCA signed   Currency: [X] USD  [ ] CAD  [ ]  AUD   [ ]  Japan  [ ]  Other

________________________________________________________________________________
Account Manager: Valerie Corniello            Contract Negotiator: Emilie Fukada